                                                                     EXHIBIT 4.2

                               CREDIT AGREEMENT



                                     AMONG



                                CMI CORPORATION



                                      AND



                            BANK OF OKLAHOMA, N.A.





                              SEPTEMBER 17, 1996

                                  TABLE OF CONTENTS

     ARTICLE I..................................................................   1
     ---------

        1  DEFINITIONS..........................................................   1
           ----------

           1.1  Terms Defined Above.............................................   1
                -------------------
           1.2  Additional Defined Terms........................................   1
                ------------------------
           1.3  Undefined Financial Accounting Terms............................  13
                ------------------------------------
           1.4  References......................................................  13
                ----------

     ARTICLE II.................................................................  13
     ----------

        2  AMOUNT AND TERMS OF FACILITY.........................................  13
           ----------------------------

           2.1  Revolving Line of Credit........................................  13
                ------------------------
           2.2  Letter of Credit................................................  14
                ----------------
           2.3  Manner of Borrowing.............................................  14
                -------------------
           2.4  Revolving Promissory Note.......................................  14
                -------------------------
           2.5  Interest Rates..................................................  15
                --------------
           2.6  Interest Rate Options...........................................  15
                ---------------------
           2.7  Use of Proceeds.................................................  16
                ---------------
           2.8  Repayment of Advances and Interest Thereon......................  16
                ------------------------------------------
           2.9  Advances and Payments on Note...................................  16
                -----------------------------
          2.10  Voluntary Prepayments...........................................  17
                ---------------------
          2.11  Non-Use Fees....................................................  17
                ------------
          2.12  Letter of Credit Fees...........................................  17
                ---------------------
          2.13  General Provisions Relating to Interest.........................  18
                ---------------------------------------

     ARTICLE III................................................................  19
     -----------

        3  CONDITIONS...........................................................  19
           ----------

           3.1  Receipt of Loan Documents and Other Items.......................  19
                -----------------------------------------
           3.2  Each Advance....................................................  20
                ------------
           3.3  Each Issuance of a Letter of Credit.............................  21
                -----------------------------------

     ARTICLE IV.................................................................  22
     ----------

        4  REPRESENTATIONS AND WARRANTIES.......................................  22
           ------------------------------

           4.1  Due Authorization and Corporate Existence.......................  22
                -----------------------------------------
           4.2  Consents, Conflicts and Creation of Liens.......................  22
                -----------------------------------------
           4.3  Valid and Binding Obligations...................................  22
                -----------------------------
           4.4  Title to Assets.................................................  23
                ---------------
           4.5  Scope and Accuracy of Financial Statements......................  23
                ------------------------------------------
           4.6  Liabilities, Litigation, and Restrictions.......................  23
                -----------------------------------------
           4.7  Authorizations and Consents.....................................  23
                ---------------------------
           4.8  Compliance with Laws............................................  23
                --------------------
           4.9  Proper Filing of Tax Returns and Payment of Taxes Due...........  23
                -----------------------------------------------------
          4.10  ERISA...........................................................  24
                -----
          4.11  Environmental Laws..............................................  24
                ------------------
          4.12  Investment Company Act Compliance...............................  25
                ---------------------------------
          4.13  Public Utility Holding Company Act Compliance...................  25
                ---------------------------------------------


          4.14  No Material Misstatements.......................................  25
                -------------------------
          4.15  Casualties or Taking of Property................................  25
                --------------------------------
          4.16  Locations of Business, Offices, and Property....................  25
                --------------------------------------------
          4.17  Subsidiaries....................................................  25
                ------------

     ARTICLE V..................................................................  25
     ---------

        5  AFFIRMATIVE COVENANTS................................................  25
           ---------------------

           5.1  Maintenance and Access to Records...............................  26
                ---------------------------------
           5.2  Annual Financial Statements.....................................  26
                ---------------------------
           5.3  Quarterly Financial Statement...................................  26
                -----------------------------
           5.4  Annual Budget...................................................  26
                -------------
           5.5  Notices of Certain Events.......................................  26
                -------------------------
           5.6  Additional Information..........................................  27
                ----------------------
           5.7  Compliance with Laws............................................  27
                --------------------
           5.8  Payment of Assessments and Charges..............................  28
                ----------------------------------
           5.9  Maintenance of Corporate Existence and Good Standing............  28
                ----------------------------------------------------
          5.10  Further Assurances..............................................  28
                ------------------
          5.11  Initial Fees and Expenses of Bank and/or Legal Counsel to Bank..  28
                --------------------------------------------------------------
          5.12  Subsequent Fees and Expenses....................................  28
                ----------------------------
          5.13  Maintenance and Inspection of Tangible Properties...............  29
                -------------------------------------------------
          5.14  Maintenance of Insurance and Evidence Thereof...................  29
                ---------------------------------------------
          5.15  Payment of Note and Performance of Obligations..................  29
                ----------------------------------------------
          5.16  Primary Depository..............................................  29
                ------------------

     ARTICLE VI.................................................................  29
     ----------

        6  FINANCIAL COVENANTS..................................................  29
           -------------------

           6.1  Tangible Net Worth..............................................  29
                ------------------
           6.2  Debt Service Coverage Ratio.....................................  29
                ---------------------------
           6.3  Liabilities to Net Worth........................................  29
                ------------------------
           6.4  Inventory Turnover Ratio........................................  30
                ------------------------

     ARTICLE VII................................................................  30
     -----------

        7  NEGATIVE COVENANTS...................................................  30
           ------------------

           7.1  Indebtedness....................................................  30
                ------------
           7.2  Negative Pledge.................................................  30
                ---------------
           7.3  Sales of Assets.................................................  30
                ---------------
           7.4  Cancellation of Insurance.......................................  30
                -------------------------
           7.5  Changes in Corporate Structure..................................  30
                ------------------------------
           7.6  Transactions with Affiliates....................................  31
                ----------------------------
           7.7  Organization or Acquisition of Subsidiaries.....................  31
                -------------------------------------------
           7.8  Line of Business................................................  31
                ----------------



          7.9   Executive Management...................................  31
                --------------------
          7.10  Repurchase of Treasury Stock...........................  31
                ----------------------------


     ARTICLE VIII......................................................  31
     ------------

        8  EVENTS OF DEFAULT...........................................  31
           -----------------

           8.1  Enumeration of Events of Default.......................  31
                --------------------------------
           8.2  Remedies...............................................  33
                --------

     ARTICLE IX........................................................  34
     ----------

        9  MISCELLANEOUS...............................................  34
           -------------

           9.1  Transfers and Participations...........................  34
                ----------------------------
           9.2  Survival of Representations. Warranties and Covenants..  35
                -----------------------------------------------------
           9.3  Notices and Other Communications.......................  35
                --------------------------------
           9.4  Parties in Interest....................................  35
                -------------------
           9.5  Rights of Third Parties................................  36
                -----------------------
           9.6  Articles and Sections..................................  36
                ---------------------
           9.7  Number and Gender......................................  36
                -----------------
           9.8  Renewals and Extensions................................  36
                -----------------------
           9.9  No Waiver: Rights Cumulative...........................  36
                ----------------------------
          9.10  Incorporation of Exhibits..............................  36
                -------------------------
          9.11  Survival Upon Unenforceability.........................  36
                ------------------------------
          9.12  Amendments or Modifications............................  37
                ---------------------------
          9.13  Controlling Provision Upon Conflict....................  37
                -----------------------------------
          9.14  Time, Place and Method of Payments.....................  37
                ----------------------------------
          9.15  Governing Law..........................................  37
                -------------
          9.16  Jurisdiction and Venue.................................  37
                ----------------------
          9.17  Entire Agreement.......................................  37
                ----------------

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, made and entered into this 17th day of September, 1996, but effective as of the date of the first Borrowing hereunder, by and among CMI CORPORATION, an Oklahoma corporation (the "Borrower") and BANK OF OKLAHOMA, N.A., a national banking association (the "Bank"), evidences the arrangements concerning certain advances to the Borrower by the Bank.


                             W I T N E S S E T H:

     WHEREAS, the Borrower and the Bank have agreed to certain extensions of credit by Bank to Borrower in the form of a revolving form of credit evidenced by this Agreement in a principal amount not to exceed $25,000,000.00 and as evidenced by a certain revolving promissory note as described herein; and

     WHEREAS, the Borrower will use the funds available under this Agreement to meet seasonal working capital needs.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:


                                 ARTICLE I
                                 ---------

1    DEFINITIONS
     -----------

     1.1  Terms Defined Above.  As used in this Credit Agreement, the terms
          -------------------
"Borrower," and "Bank" shall have the meaning assigned to such terms
 --------        ----
hereinabove.

     1.2  Additional Defined Terms.  As used in this Agreement, each of the
          ------------------------
following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

          "Adjusted Base Rate" shall mean, with respect to each Base Rate Loan,
           ------------------
a rate per annum calculated by Bank determined on a daily basis equal to the Base Rate minus the Applicable Percentage.

          "Adjusted LIBOR Rate" shall mean, with respect to each LIBOR Loan, a
           -------------------
rate per annum calculated by Bank (rounded to the nearest 0.001%) determined on a daily basis equal to the LIBOR Rate plus the Applicable Percentage.

          "Advance" shall mean an advance of funds made by the Bank to the
           -------
Borrower
under this Agreement including any payment by Bank pursuant to a Letter of Credit.

          "Affiliate"  shall  mean  any  Person  directly  or indirectly
           ---------
controlling, or under common control with, the Borrower and includes any "affiliate" of the Borrower within the meaning of the regulations promulgated pursuant to the Securities Act of 1933, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

          "Agreement" shall mean this Credit Agreement and all exhibits and
           ---------
schedules hereto, as the same may be amended, modified, supplemented or restated from time to time according to the terms hereof.

          "Applicable Percentage" shall mean for any day, (a) with respect to a
           ---------------------
LIBOR Loan, the margin of interest over the LIBOR Rate that is applicable when any Applicable Rate based on the LIBOR Rate is determined under this Agreement, and (b) with respect to a Base Rate Loan, the margin of interest under the Base Rate that is applicable when any Applicable Rate based on the Base Rate is determined under this Agreement. The Applicable Percentage is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Cash Flow. On each March 31, May 15, August 15 and November 15 (or if any such day falls on a day other than a Business Day, then on the next succeeding Business Day), the Applicable Percentage shall be adjusted to reflect the Applicable Percentage prescribed below for the ratio of Funded Debt to Cash Flow as demonstrated by the most recently delivered Compliance Certificate:


       Funded Debt to                    Applicable Margin                  Applicable Margin For
         Cash Flow                        For LIBOR Loans                      Base Rate Loans
Less than or equal to 2.00                     1.25%                               1.25%

Greater than 2.01 but                          1.50%                               1.00%
 less than or equal to
 2.50
Greater than 2.51 but                          1.75%                                .75%
 less than or equal to
 3.00

Greater than 3.01                              2.00%                                .50%

The Applicable Percentage shall be 1.50 for LIBOR Loans and 1.00% for Base Rate Loans from the date hereof until the first March 31, May 15, August 15 or November 15 after the date hereof that the Compliance Certificate demonstrates a change in the ratio of Funded Debt to Cash Flow to an amount so that another Applicable Percentage shall be applied. After each adjustment of the Applicable Percentage in accordance herewith, the new Applicable Percentage shall apply until the next March 31, May 15, August 15 or November 15 or until the Compliance Certificate demonstrates a change in the ratio of Funded Debt to Cash Flow to an amount so that another Applicable Percentage shall be applied. Upon the request of Bank, the Borrower must demonstrate to Bank's reasonable satisfaction the required applicable ratio in order to obtain an adjustment to a lower Applicable Percentage. If the Borrower fails to furnish to the Bank any Compliance Certificate by the date required by this Agreement, then the maximum Applicable Percentage shall apply until the Borrower furnishes the required Compliance Certificate.

          "Applicable Rate" shall mean: (i) during the period that a Loan is a
           ---------------
Base Rate Loan, the Base Rate minus the Applicable Percentage; and (ii) during the period that a Loan is a LIBOR Loan, the LIBOR Rate plus the Applicable Percentage.

          "Available Commitment" shall mean, at any time, an amount equal to the
           --------------------
remainder, if any, of (a) the Commitment Amount minus (b) the Loan Balance at
                                                -----
such time.

          "Base Rate" shall mean, at any time, an interest rate per annum equal
           ---------
to the interest rate then most recently announced or published by the Chase Manhattan Bank, N.A. ("Chase") as its prime rate, which may not be the lowest interest rate charged by the Bank, and which Base Rate shall change upon any change in such announced or published base rate of Chase, all without notice to the Borrower.

          "Base Rate Loan" shall mean that portion of the Loan which bears
           --------------
interest at a rate of interest determined by reference to the Base Rate.

          "Borrowing" shall mean the combined Advances and/or Letters of Credit
           ---------
made and/or issued by Bank to or on behalf of Borrower on a single date pursuant to a Notice of Borrowing and/or request for the issuance of a Letter of Credit.

          "Borrowing Date" shall mean any date specified in a Notice of
           --------------
Borrowing delivered in accordance with the provisions of Section 2.3 as a date on which Borrower requests Bank to make a Borrowing hereunder.

          "Business Day" shall mean a day other than a Saturday, Sunday or legal
           ------------
holiday for commercial banks under the laws of the State of Oklahoma.

          "Cash Flow" shall mean earnings before interest, taxes, depreciation,
           ---------
and amortization for the previous twelve (12) months at the time of calculation.

          "Change of Control " means, the (i) acquisition through purchase or
           ------------------
otherwise by any Person, or group of Persons acting in concert, directly or indirectly, in one or more transactions, of beneficial ownership or control of securities representing more than 50% of the combined voting power of the Company's Voting Stock (including the agreement to act in concert by Persons who beneficially own or control securities representing more than 50% of the combined voting power of the Company's Voting Stock); (ii) expiration, without withdrawals reducing such percentage to 50% or less, of ten days following the date on which shares representing more than 50% of the combined voting power of the Company's Voting Stock, whether or not such securities are purchased pursuant to such tender offer; or (iii) entering into by the Company of a written agreement providing for or contemplating an acquisition described in clause (i) or (ii) hereof. For purposes of the foregoing sentence, "Person" or "group of Persons" shall not include (i) the Company; or (ii) the Current Management of the Company or a "group of Persons" that includes the Current Management of the Company. The date on which an acquisition described in the first sentence hereof occurs is referred to as the "Effective Date of the Change of Control."

          "Closing Date" shall mean the effective date of this Agreement.
           ------------

          "Code" shall mean the United States Internal Revenue Code as amended
           ----
from time to time.

          "Commitment" shall mean the obligation of the Bank, subject to
           ----------
applicable provisions of this Agreement, to make Advances to or for the benefit of the Borrower pursuant to Section 2.1.

          "Commitment Amount" shall mean the amount the Bank is obligated to
           -----------------
loan to and/or issue Letters of Credit on behalf of, Borrower. The Commitment Amount shall be $25,000,000.

          "Commitment Period" shall mean the period from and including the
           -----------------
Closing Date to but not including the Maturity Date.

          "Commonly Controlled Entity" shall mean any Person which is under
           --------------------------
common control with the Borrower within the meaning of Section 4001 of ERISA.

          "Compliance Certificate" shall mean each certificate, substantially in
           ----------------------
the form attached hereto as Exhibit C, executed by a Responsible Officer of the Borrower and furnished to the Bank from time to time in accordance with this Agreement.

          "Contested in Good Faith" shall mean a matter (a) which is being
           -----------------------
contested in good faith and, if applicable, for which a reserve has been established in an amount determined in accordance with GAAP, (b) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, and (c) in which a good faith contest will not materially jeopardize the rights of the Bank or the Borrower with respect thereto, materially interfere with the operation by the Borrower of its business, or otherwise have a Material Adverse Effect.

          "Contingent Obligation" shall mean, as to any Person, any obligation
           ---------------------
of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or
               -------------------
indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefore,
(b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working capital or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Current Assets" and "Current Liabilities" shall mean, at any time,
           --------------       -------------------
all assets or liabilities, respectively, that should, in accordance with GAAP, be classified as current assets or current liabilities, respectively, on a balance sheet of the Borrower.

          "Debt Service Coverage Ratio" shall mean that ratio computed by
           ---------------------------
dividing EBITDA for the previous twelve (12) months by the sum of current maturities of long term debt and capital leases for the next twelve (12) months plus cash interest and cash taxes for the previous twelve (12) months.

          "Default" shall mean any event or occurrence which with the lapse of
           -------
time or the giving of notice or both would become an Event of Default.

          "Default Rate" shall mean a per annum variable interest rate equal to
           ------------
the Base Rate plus "five" percent (5%), calculated on the basis of a year of 360 days and actual number of days elapsed (including the first day but excluding the last day), but in no event exceeding the Highest Lawful Rate.

          "Environmental Complaint" shall mean any written complaint, order,
           -----------------------
directive, claim, citation, notice of environmental report or investigation or other notice by any Governmental Authority or any other Person with respect to
(a) air emissions, (b) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) either the use, generation, storage, transportation or disposal of any Hazardous Substance, or
(e) other environmental, health or safety matters affecting any Property of the Borrower or the business conducted thereon.

          "Environmental Laws" shall mean (a) the following federal laws as they
           ------------------
may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Water Pollution Control Act, the Environmental Pesticides Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any so-called federal, state or local "Superfund" or "Superlien" statutes, (d) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (e) any other equivalent federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

          "Event of Default" shall mean any of the events specified in Section
           ----------------
8.

          "Financial Statements" shall mean the statements of the financial
           --------------------
condition of the Borrower as at the point in time and for the period indicated and consisting of at least a balance sheet, statement of income, statement of cash flow and related statements of operations, common stock and other stockholders' equity prepared substantially in accordance with the same principles and in the same form as financial statements previously provided to the Bank, and in comparative form with respect to the corresponding period of the preceding fiscal period.

          "Funded Debt" shall mean all short and long-term notes and capital
           -----------
leases payable plus redeemable preferred stock at the time of calculation.

          "GAAP" shall mean generally accepted accounting principles established
           ----
by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time during the term of this Agreement.

          "Governmental Authority" shall mean any nation, country, commonwealth,
           ----------------------
territory, government, state, county, parish, municipality or other political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor" shall mean CMI Limited Partnership and CMI Sales Co.
           ---------

          "Hazardous Substances" shall mean flammables, explosives, radioactive
           --------------------
materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCB's), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances," "hazardous materials", "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority, including, without limitation, those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by Congress or the Environmental Protection Agency or under any Environmental Law.

          "Highest Lawful Rate" shall mean the maximum non-usurious interest
           -------------------
rate
permissible under applicable laws of the State of Oklahoma or those of the United States of America applicable to the Bank, whichever authorizes the greater rate.

          "Indebtedness" shall mean, with respect to any Person, without
           ------------
duplication, (a) all liabilities which would appear on a balance sheet of such Person, prepared in accordance with GAAP (b) all obligations of such Person evidenced by bonds, debentures, promissory notes or such similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and
(d) all obligations of others, to the extent any such obligation is secured by a Lien, except a Permitted Lien, on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

          "Insolvent" or "Insolvency" shall mean, with respect to any
           ---------      ----------
Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

          "Insolvency Proceeding" shall mean application (whether voluntary or
           ---------------------
instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Oklahoma or any other jurisdiction.

          "Interest Option" shall have the meaning assigned to such term in
           ---------------
Section 2.6.

          "Interest Payment Date"  shall mean (i) as to any Base Rate Loan or
           ---------------------
LIBOR Loan, the last day of each month commencing on the first of such days to occur after such Loan is made, and, (ii) as to any LIBOR Loan in respect of which Borrower has selected an Interest Period of one, two or three months the last day of such Interest Period.

          "Interest Period" shall mean with respect to any LIBOR Loan requested
           ---------------
by Borrower:

(i) initially, the period commencing on the Borrowing Date with respect to such LIBOR Loan and ending one, two, or three months thereafter as selected by Borrower in its Notice of Borrowing as provided in Section 2.3 or its irrevocable Rollover Notice as provided in Section 2.6(b); and

(ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as selected by Borrower in its irrevocable Rollover Notice as provided in Section 2.6(b);

(A) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day which is not a LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

(B) if, with respect to any Advance or LIBOR Loan, Borrower shall fail to give due notice as provided in Section 2.3 or 2.6(b), as the case may be, Borrower shall be deemed to have selected the Adjusted Base Rate to be applicable to such Advance or LIBOR Loan and such Loan shall be automatically converted to a Base Rate Loan upon the expiration of the Interest Period with respect thereto;

(C) any Interest Periods pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month;

(D) no Interest Period shall end after the Maturity Date; and

(E) no Interest Period shall end after March 31, May 15, August 15 and November 15 of any year during the term hereof.

          "Law(s)" shall mean all applicable statutes, laws, ordinances, rules,
           ------
rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any Governmental Authority or Tribunal.

          "Letter of Credit" shall mean a stand-by or commercial letter of
           ----------------
credit in a form which is acceptable to the Bank. No Letter of Credit shall be issued with a maturity beyond the Maturity Date.

          "Letter of Credit Fee" shall mean the fees payable to the Bank by the
           --------------------
Borrower pursuant to Section 2.12.

          "LIBOR Business Day" shall mean a Business Day on which dealings in
           ------------------
dollars are conducted in the London Interbank Market.

          "LIBOR Loan" shall mean, with respect to any Interest Period, any
           ----------
portion of the Loan which bears interest at a LIBOR Rate for such Interest
Period.

          "LIBOR Portion" shall mean any portion of the unpaid principal balance
           -------------
of the loan which Borrower designates as such in a rate election.

          "LIBOR Rate" shall mean, with respect to each particular LIBOR Portion
           ----------
within a tranche and with respect to the related Interest Period, the rate of interest per annum determined by Bank in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Bank at approximately 9:00 a.m. Oklahoma City, Oklahoma time two Business Days prior to the first day of such Interest Period (by prime banks in the London Interbank Market which have been selected by Bank in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of Bank's LIBOR Portion within such tranche and for a period of time equal or comparable to the length of such Interest Period. The LIBOR rate determined by Bank with respect to a particular LIBOR Portion shall be fixed at such rate for the duration of the associated Interest Period. If Bank is unable to so determine the LIBOR rate for any LIBOR Portion, Borrower shall be deemed not to have elected such LIBOR Portion.

          "Lien" shall mean any lien, mortgage, security interest, tax lien,
           ----
pledge, conditional sale or title retention arrangement, or any other interest in or encumbrance upon, property, which is designed to secure the repayment of Indebtedness, whether arising by agreement, under any Law or otherwise.

          "Litigation" shall mean any proceeding, claim, lawsuit, and/or
           ----------
investigation conducted by or before any Tribunal.

          "Loan" shall mean the Revolving Credit Loan described in Section 2
           ----
herein.

          "Loan Balance" shall mean, at any time, the outstanding principal
           ------------
balance of the Note at such time.

          "Loan Documents" shall mean this Agreement, the Note, any Letter of
           --------------
Credit and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, or the Note and any Letter of Credit and all renewals and extensions of, or amendments or supplements to, or restatements of any or all of the foregoing from time to time in effect.

          "Material Adverse Effect" shall mean any set of circumstances or
           -----------------------
events which (a) would have a material adverse effect upon the validity or enforceability of any of the Loan Documents, (b) would have a material adverse effect upon the Borrower's ability to fulfill its obligations under the terms of the Loan Documents, or (c) causes a Default or an Event of Default.

          "Maturity" or "Maturity Date" shall mean the later of September 17,
           ----------------------------
1999 or three years from the date of the initial Advance hereunder.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
as defined in Section 4001(a)(3) of ERISA.

          "Non-Use Fees" shall mean the fees payable to the Bank by the Borrower
           ------------
pursuant to Section 2.11.

          "Note" shall mean the promissory note of the Borrower, in the original
           ----
face amount of $25,000,000.00, in the form attached hereto as Exhibit A, together with any and all renewals, extensions for any period, increases and rearrangements thereof.

          "Notice of Borrowing" shall have the meaning assigned to such term in
           -------------------
Section 2.3.

          "Obligations" shall mean, without duplication, (a) all Indebtedness
           -----------
evidenced by the Note, (b) all obligations arising pursuant to Bank's issuance of a Letter of Credit, (c) the obligation of the Borrower for the payment of the Commitment Fees, and (d) all other obligations and liabilities of the Borrower to the Bank, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and with respect to all of the foregoing to the extent that any of the same includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and remains unpaid at each relevant time of determination.

          "PBGC"  shall mean the Pension Benefit Guaranty Corporation
           ----
established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" shall mean:(i) Liens described on Exhibit D attached
           ---------------                                    ---------
hereto, (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due,
(iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided, (v) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges, (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use, (vii) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed, such Liens are being contested in good faith by appropriate proceedings and as to which the Borrower has established adequate reserves on its books in accordance with GAAP, (viii) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money that in the aggregate do not materially interfere with the conduct of the business of Borrower and its Subsidiaries taken as a whole or materially impair the use or value of the Property subject thereto, (ix) Liens (a) existing on property at the time of its acquisition by Borrower or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by Borrower or its Subsidiary, or (b) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction thereof to secure or provide for all or a portion of the purchase price or cost of construction of such property, or (c) existing on property of a Person at the time such person is merged or consolidated with, or substantially all of its assets are acquired by, Borrower or its Subsidiary and not created in contemplation thereof; provided that in the case of clauses (a), (b), and (c) such Liens do not extend to other Property of the Borrower or any Subsidiary and that the aggregate principal amount of Indebtedness secured by such Lien does not exceed 100% of the fair market value of the Property subject thereto, and (x) purchase-money Liens on any property hereafter acquired.

          "Person" shall mean an individual, corporation, partnership, trust,
           ------
unincorporated organization, limited liability company or a government or any agency or political subdivision thereof.

          "Plan" shall mean, at any time, any employee benefit plan which is
           ----
covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity is or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be an "employer" as defined in Section 3(5) of ERISA.

          "Principal Office" shall mean the principal office of the Bank in
           ----------------
Oklahoma City, Oklahoma County, Oklahoma presently located at 201 Robert S. Kerr, Oklahoma City, Oklahoma 73102.

          "Prohibited Transaction" shall have the meaning assigned to such term
           ----------------------
in Section 406 of ERISA or Section 4975 of the Code.

          "Property" shall mean any interest in any kind of property or asset,
           --------
whether real, personal or mixed, tangible or intangible.

          "Release of Hazardous Substances" shall mean any emission, spill,
           -------------------------------
release, disposal or discharge, except in accordance with a valid permit, license, certificate or approval of the relevant Governmental Authority, and notice of which is required to be given thereof by the person responsible for such emission, spill, release, disposal or discharge to a Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of the Borrower.

          "Reorganization" shall mean, with respect to any Multiemployer Plan,
           --------------
that such Plan is in reorganization within the meaning of such term in Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 52615.

          "Requirement of Law" shall mean, as to any Person, the certificate or
           ------------------
articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable Law, treaty, ordinance, order, judgment, rule, decree or regulation or determination of any Tribunal or other Governmental Authority, including, without limitation, rules, regulations and orders and requirements for permits, licenses, registrations, approvals or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer" shall mean, as to the Borrower, its President,
           -------------------
Chief Executive Officer, Treasurer or such other officer of the Borrower as shall be designated in writing to the Bank by two of the previously mentioned officers.

          "Rollover Notice" shall have the meaning assigned to such term in
           ---------------
Section 2.6(b).

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
IV of ERISA, but which is not a Multiemployer Plan.

          "Subsidiary" shall mean, as to any Person, a corporation of which
           ----------
shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Superfund Site" shall mean those sites listed on the Environmental
           --------------
Protection Agency National Priority List (NPL) and eligible for remedial action, or any comparable state registry or list in any state of the United States.

          "Tangible Net Worth" shall mean (a) total assets, as would be
           ------------------
reflected on a balance sheet of the Borrower in accordance with GAAP, exclusive of intangible assets, including, without limitation, patents, patent applications, copyrights, trademarks, trade names, experimental or organizational expenses, franchises, licenses, permits and other like intangibles, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill minus (b) total liabilities, as would be reflected on a
                       -----
balance sheet of the Borrower in accordance with GAAP.

          "Taxes" shall mean all taxes, assessments, filing or other fees,
           -----
levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

          "Transferee" shall mean any state or national bank to which the Bank
           ----------
has sold, assigned, transferred or granted a participation in any of the Obligations, as authorized pursuant to Section 9.1, and any Person acquiring, by purchase, assignment, transfer or participation, from any such purchaser, assignee, transferee or participant, any part of such Obligations.

          "Tribunal" shall mean any court, governmental department or authority,
           --------
commission, board, bureau, agency, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish, or municipality, whether now or hereafter existing, having jurisdiction over the Bank, the Borrower or their respective Property.

          "Unused Portion of the Commitment" shall mean the difference between
           --------------------------------
the average daily amount of the Obligations during any specific quarter and the Commitment Amount.

     1.3  Undefined Financial Accounting Terms.  Undefined financial accounting
          ------------------------------------
terms used in this Agreement shall be defined according to GAAP at the time in effect.



     1.4  References.  References in this Agreement to Exhibit, Article or
          ----------
Section numbers shall be to Exhibits, Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article or Section in which such reference appears.


                                 ARTICLE II
                                 ----------

2  AMOUNT AND TERMS OF FACILITY
   ----------------------------

     2.1  Revolving Line of Credit.  Subject to the terms and conditions
          ------------------------
(including, without limitation, the right of the Bank to decline to make any Advance so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement the Bank agrees, during the Commitment Period, to make Advances, in immediately available funds at the Principal Office to or for the benefit of the Borrower from time to time in accordance with the terms and following receipt by the Bank of a Notice of Borrowing; provided, however, the Advances plus the face amount of all issued
           -----------------
and outstanding Letters of Credit shall not exceed, at any one time outstanding, the Commitment Amount. Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay and reborrow in respect of such Advances. No individual Advance or any Letter of Credit shall exceed the then existing Available Commitment. The Advances shall be made and written evidence thereof maintained at the Principal Office and shall be evidenced by the Note.

     2.2  Letter of Credit.  Subject to the terms and conditions (including,
          ----------------
without limitation, the right of Bank to decline to issue any Letter of Credit so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement the Bank agrees, during the Commitment Period, to issue Letters of Credit to or for the benefit of Borrower from time to time in accordance with the terms and following receipt by the Bank of a request for the issuance of a Letter of Credit; provided, however, the outstanding face amount of all issued Letters of Credit plus the sum of all Advances shall not exceed, at any one time outstanding, the Commitment Amount. Subject to the terms of this Agreement, during the Commitment Period, Letters of Credit may be funded and paid off; and, as long as the Available Commitment is not exceeded, new Letters of Credit may be issued.

     2.3  Manner of Borrowing.
          -------------------

          (a) Notice of Borrowing.  Borrower shall give Bank prior written
              -------------------
notice (a "Notice of Borrowing") of each requested Borrowing hereunder in
           -------------------
substantially the form of Exhibit B specifying (i) the aggregate amount of such
                          ---------
Borrowing, (ii) the requested date of such Borrowing, and (iii) the initial Interest Option selected in accordance with Section 2.6 hereof. If Borrower shall specify a LIBOR Rate, such Notice of Borrowing shall also specify the length of the initial Interest Period selected by Borrower for such Borrowing. In the case of a Base Rate

Loan, Borrower shall give Bank the Notice of Borrowing at least one (1) Business Day prior to the requested date of the Borrowing. If Borrower selects a LIBOR Loan, Borrower shall give Bank the Notice of Borrowing at least three (3) LIBOR Business Days prior to the requested date of the Borrowing.

          (b) Notice Irrevocable.  Each Notice of Borrowing shall be irrevocable
              ------------------
and binding on Borrower, and Borrower shall indemnify Bank against any cost, loss or expense incurred by Bank as a result of Borrower's failure to fulfill, on or before the date specified for a Borrowing, the conditions to such Borrowing set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund the Borrowing to be made by Bank as part of such Borrowing.

          (c) Funding.  After receiving a Notice of Borrowing in the manner
              -------
provided herein, Bank shall, before 11:00 a.m. (Oklahoma time) on the date a Borrowing is requested as specified in a Notice of Borrowing, upon fulfillment of all applicable conditions set forth herein, pay or deliver all funds so requested to the order of Borrower at the principal office of Bank.

     2.4  Revolving Promissory Note.  The Advances made under Section 2.1 hereof
          -------------------------
by Bank shall be evidenced by the Note executed by Borrower, which Note shall
(i) be dated the date hereof, (ii) be payable to the order of Bank, (iii) bear interest in accordance with Section 2.5 hereof, and (iv) be in the form of Exhibit A attached hereto with blanks appropriately completed in conformity herewith. The Note shall also support the amount of each Letter of Credit issued pursuant to Section 2.2 herein. Upon the funding of any Letter of Credit by the Bank, Borrowers shall provide Bank with a Notice of Borrowing in such an amount as is necessary to pay off the funded Letter of Credit. Such Notice of Borrowing shall be given to Bank at most one (1) Business Day after Borrower is notified of the funding upon the Letter of Credit. If the required Notice of Borrowing shall not have been timely received by Bank, Borrowers shall be deemed to have selected the rate set forth in Section 2.5(a) to be applicable to such portion of the Loan necessary to pay off the Letter of Credit and to have given Bank notice of such selection. Notwithstanding the principal amount of the Note as stated on the face thereof, the amount of principal actually owing on such Note at any given time shall be the aggregate of all Advances theretofore made to Borrower hereunder, less all payments of principal theretofore actually received hereunder by Bank. Bank is authorized, but is not required, to endorse on the schedule attached to the Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Borrower thereunder.

     2.5  Interest Rates.  The interest rate for both Base Rate Loans and LIBOR
          --------------
Loans shall be computed on the basis of a year of 360 days, but counting the actual days elapsed (including the first day but excluding the last day) during the period for which payable and be based upon the ratio of Funded Debt to Cash Flow existing as of the date the Notice of Borrowing is received by Bank. The interest rate shall be determined as set forth below and Borrower's election of a particular rate shall be set forth in a Notice of Borrowing.

          (a) Base Rate Loans.  The unpaid principal of the Base Rate Loans
              ---------------
shall bear interest from the date of advance to maturity at a rate per annum which shall from day to day be equal to the lesser of: (i) the Adjusted Base Rate in effect from day to day, or (ii) the Highest

Lawful Rate.

          (b) LIBOR Loans.  The unpaid principal of each LIBOR Loan shall bear
              -----------
interest for the Interest Period applicable thereto at a rate per annum which shall be equal to the lesser of (i) the Adjusted LIBOR Rate for the Interest Period applicable thereto, or (ii) the Highest Lawful Rate.

          (c) Past Due Interest.  Overdue principal on the Loans shall bear
              -----------------
interest, to the extent permitted by applicable law, at a rate per annum equal to the Default Rate.

     2.6  Interest Rate Options.  Subject to the provisions of this Section 2.6,
          ---------------------
Borrower shall have the option of having all or any portion of the Loan bear interest at the Adjusted LIBOR Rate, or a rate based upon the Adjusted Base Rate (an "Interest Option"); provided, however, that each LIBOR Loan shall be in the minimum amount of $1,000,000.00 in $500,000.00 multiples. Each change in an Interest Option made pursuant to this Section 2.6 shall be deemed both a payment of the Base Rate Loan or LIBOR Loan from which such change was made and (notwithstanding that the unpaid principal amount of the Loan is not thereby changed) a LIBOR Loan or Base Rate Loan into which such change was made on the date of such change.

          (a) At Time of Borrowing.  Borrower shall, in accordance with Section
              --------------------
2.3 hereof, give Bank notice of the initial Interest Option selected with respect to each Borrowing made hereunder.

          (b) At Expiration of Interest Periods.  Prior to the termination of
              ---------------------------------
each Interest Period with respect to each LIBOR Loan, Borrower shall give written notice (a " Rollover Notice") to Bank of the Interest Option which shall be applicable to such portion of the Loan upon the expiration of such Interest Period. Such Rollover Notice shall be given to Bank at least one (1) Business Day, in the case of a Base Rate selection, or three (3) LIBOR Business Days, in the case of a LIBOR Rate selection, prior to the termination of such Interest Period. If Borrower shall specify a LIBOR Rate, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term), selected by Borrower with respect to such portion of the Loan. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Bank. If the required Rollover Notice shall not have been timely received by Bank (in accordance with the above provisions of this Section 2.6(b)) prior to the expiration of the then relevant Interest Period in effect when such notice was required to be given, Borrower shall be deemed to have selected the rate set forth in Section 2.5(a) to be applicable to such portion of the Loan upon expiration of such Interest Period and to have given Bank notice of such selection.

          (c) Options Upon Default.  Notwithstanding anything in this Section
              --------------------
2.6 to the contrary, no Base Rate Loan may be converted to a LIBOR Loan and no LIBOR Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Loan shall be automatically converted to a Base Rate Loan on the last day of each applicable Interest Period.

     2.7  Use of Proceeds.  Proceeds of the Advances and/or Letters of Credit
          ---------------
shall be used by the Borrower solely to meet seasonal working capital needs of the Borrower.

     2.8  Repayment of Advances and Interest Thereon.  During the Commitment
          ------------------------------------------
Period, accrued and unpaid interest on the Note shall be due and payable monthly in arrears commencing on the first day of November, 1996, and continuing on the first day of each month thereafter while any Loan Balance remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid. The principal amount of the Note together with any accrued but unpaid interest shall be due and payable in full on the Maturity Date, if there has not been an Event of Default which has resulted in all Obligations becoming immediately due and payable in accordance with Section 8.2 of this Agreement or before the Maturity Date if there has been an Event of Default which has resulted in all Obligations becoming immediately due and payable in accordance with Section 8.2 of this Agreement.

     2.9  Advances and Payments on Note.  The Bank is irrevocably authorized by
          -----------------------------
the Borrower to account for advances, payments, prepayments, etc. by any appropriate method with its customary documentation or other evidence thereof delivered to the Borrower within a reasonable time after each such advance, payment, prepayment, etc. The outstanding principal balance reflected by the accounting method utilized by the Bank shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such Advances until repayment. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

     2.10  Voluntary Prepayments.  The Borrower shall have the right at any time
           ---------------------
or from time to time to prepay without premium or penalty, all or any part of the Loan Balance outstanding on the Note pertaining to a Base Rate Loan; provided, however, that no such prepayment shall, until all Obligations are fully paid and satisfied, excuse the payment as it becomes due of any payment provided for herein. All prepayments made pursuant to this Section shall be applied first to accrued and unpaid interest and then to the Loan Balance. Borrower shall not prepay any LIBOR Loan prior to the end of the applicable 30, 60, or 90 day period.

     2.11  Non-Use Fees.  In addition to interest on the Note as provided
           ------------
herein, to compensate the Bank for maintaining funds available, the Borrower shall pay to the Bank a Non-Use Fee each quarter during the Commitment Period. Beginning quarter ending December 31, 1996, the amount of the Non-Use Fee shall be one quarter of one percent (.25%) of the Unused Portion of the Commitment for each of the calendar quarters ending on the last days of March, June, September, and December. The Borrower shall pay the Non-Use Fee to the Bank within two (2) business days after the Bank notifies Borrower of the amount of the Non-Use Fee calculated as described above.

     2.12  Letter of Credit Fees.  In addition to interest on the Note as
           ---------------------
provided herein, to compensate the Bank for issuing any Letters of Credit, the Borrowers shall pay to the Bank a fee for such issuance pursuant to the following schedule:

          (a)  Standby Letters of Credit

               . 1% of the face amount of the Letter of Credit per annum, payable upon issuance and on each anniversary thereafter. The minimum fee shall be $50.00 for each 90 days the Letter of Credit is outstanding.

               .    $60.00 issuance fee

               .    $25.00 fee to amend a Letter of Credit

               . $25.00 fee if the Letter of Credit is invoiced rather than debited to Borrower's account(s).

          (b)  Commercial Letter of Credit



               . 0.15% of the face amount of the Letter of Credit for each 90 days the Letter of Credit is outstanding, payable upon issuance of the Letter of Credit ($50.00 minimum).

          (c)  Other Letter of Credit Fees

               . $25.00 minimum fee to increase or extend any Letter of Credit

               .    0.125% negotiation fee ($45.00 minimum)

               .    100% of all expenses (telecopy, courier, etc.)

     2.13  General Provisions Relating to Interest.  It is the intention of the
           ---------------------------------------
parties hereto to comply strictly with any applicable usury laws as in effect from time to time and, in this regard, there shall never be taken, received, contracted for, collected, charged or received on any sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate.

     If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable laws of the State of Oklahoma or the United States of America, the result of mathematical error on the part of the Borrower and the Bank; and the Bank shall promptly credit the amount of such excess to the principal amount of the outstanding Obligations, or if the principal amount of the Obligations shall have been paid in full, refund the amount of such excess to the Borrower (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful
Rate) upon discovery of such error by the Bank or notice thereof from the Borrower.

     If the maturity of the Note is accelerated by reason of an election of the Bank resulting from any Event of Default or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under applicable laws may never include amounts which are more than the Highest Lawful Rate, and the amount of such excess, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Bank as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Bank on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded by the Bank to the Borrower.

     All sums paid, or agreed to be paid, to the Bank for the use, forbearance and detention of the proceeds of any Advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

                                 ARTICLE III
                                 -----------

3    CONDITIONS
     ----------

     The obligations of the Bank to enter into this Agreement and to make the initial Advance are subject to the satisfaction of the following conditions precedent unless waived in writing by Bank:

     3.1  Receipt of Loan Documents and Other Items.  The Bank shall have no
          -----------------------------------------
obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein shall be satisfactory in the good faith judgment of the Bank, and the Bank shall have received, reviewed and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged, all in form and substance satisfactory in the good faith judgment of the Bank and dated, where applicable, of even date herewith or a date prior thereto (unless specifically noted below to the contrary) and acceptable in the good faith judgment of the Bank:

          (a) multiple counterparts of this Agreement, as reasonably requested by the Bank;

          (b)  the Note;

          (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the by-laws and all amendments thereto of the Borrower, accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower, to the effect that each such copy is correct and complete;

          (d) certificate of incumbency and signatures of all officers of the Borrower who are authorized to execute Loan Documents on behalf of the Borrower, executed by the secretary or an assistant secretary of the Borrower;

          (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of the Borrower, accompanied by a certificate of the respective secretary or an assistant secretary of the Borrower, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (f) Financial Statements of the Borrower dated as of June 30, 1996;

          (g) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower and each Guarantor in the State of Oklahoma;

          (h) guaranty agreements, in the form appended hereto as Exhibit H, executed by CMI Limited Partnership and CMI Sales Co.

          (i) copies of the Articles of Incorporation, Articles of Limited Partnership, or comparable document and all amendments thereto and the Bylaws and/or Limited Partnership Agreement and all amendments thereto of each Guarantor, accompanied by a certificate issued by the Secretary or an Assistance Secretary and/or the General Partner of each Guarantor, to the effect that such copies are correct and complete;

          (j) Certificate of Incumbence and signatures of all officers of each Guarantor who are authorized to execute the Guaranty Agreements on behalf of each Guarantor, executed by the Secretary or an Assistant Secretary and/or the General Partner of each Guarantor;

          (k) copies of corporate and/or limited partnership resolutions approving the Guaranty Agreements and authorizing the transactions contemplated therein, duly adopted by the Board of Directors and/or the General Partner of each Guarantor, accompanied by a certificate of the respective Secretary or Assistant Secretary and/or the General Partner of each Guarantor, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the Board of Directors and/or the General Partner of the Guarantor and that such resolutions constitute all of the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (l) opinion of Borrower's counsel substantially in the form of Exhibit F;

          (m) certificates evidencing the insurance maintained by the Borrower in compliance with applicable provisions of this Agreement;

          (n) a Notice of Borrowing received by the Bank on or before 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day preceding the Closing Date; and

          (o) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents and evidence as the Bank may reasonably request.

     3.2  Each Advance.  In addition to the conditions precedent stated in
          ------------
Section 3.1 having been fulfilled as of the Closing Date, the Bank shall not be obligated to make any Advance unless;

          (a) the Borrower shall have delivered to the Bank a Notice of Borrowing at least the requisite time prior to the requested date for the relevant Borrowing; and each statement or certification made in such Notice of Borrowing shall be true and correct in all material respects on the requested date for such Borrowing;

          (b) no Event of Default or Default exists or, by virtue of any requested Advance, shall exist or will occur;

          (c) if requested by the Bank, the Borrower shall have delivered evidence satisfactory in the good faith judgment of the Bank substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Borrowing;

          (d) no event shall have occurred which, has caused or could cause a Material Adverse Effect;

          (e) each of the representations and warranties contained in this Agreement shall be true and correct in all material respects and shall be deemed to be repeated by the Borrower as if made on the requested date for such Borrowing;

          (f) the Bank shall have received reimbursement from the Borrower, or legal counsel for the Bank shall have received payment from the Borrower, for all reasonable fees and expenses of counsel to the Bank for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Borrowing; and

          (g) all conditions set forth in Section 3.1 above shall have been accomplished to Bank's satisfaction.

     3.3  Each Issuance of a Letter of Credit.  In addition to the conditions
          -----------------------------------
precedent stated in Section 3.1 having been fulfilled as of the Closing Date, the Bank shall not be obligated to issue a Letter of Credit unless:

          (a) the Borrowers shall have delivered to the Bank a Letter of Credit application or agreement, stand-by and/or commercial, in the form of Exhibit E appended hereto; and each statement or certification made in such application shall be true and correct in all material respects;

          (b) no Event of Default or Default exists or, by virtue of the issuance of any Letter of Credit, shall exist or will occur;

          (c) if requested by the Bank, Borrower shall have delivered evidence satisfactory in a good faith judgment of the Bank substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for the issuance of such Letter of Credit;

          (d) no event shall have occurred which has caused or could cause a Material Adverse Effect;

          (e) each of the representations and warranties contained in this Agreement shall be true and correct in all material respects and shall be deemed to be repeated by the Borrower as if made on the requested date for the issuance of the Letter of Credit;

          (f) all material matters incident to the consummation of the transactions hereby contemplated shall be satisfactory in a good faith judgment of the Bank.


                                 ARTICLE IV
                                 ----------

4    REPRESENTATIONS AND WARRANTIES
     ------------------------------

     To induce the Bank to enter into this Agreement and to make the Advances, the Borrower represents and warrants to the Bank (which representations and warranties shall survive the delivery of the Note) that:

     4.1  Due Authorization and Corporate Existence.  The execution and delivery
          -----------------------------------------
by the Borrower of this Agreement and the Borrowings hereunder; the execution and delivery by the Borrower of the Note; the repayment of the Note and interest and fees provided for in the Note and this Agreement; the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower and have been duly authorized by all necessary corporate action of the Borrower. The Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Oklahoma and is duly qualified as a foreign corporation and is in good standing in all states in which it is doing business except where failure to be so qualified will not have a Material Adverse Effect.

     4.2  Consents, Conflicts and Creation of Liens.   The execution and
          -----------------------------------------
delivery by the Borrower of the Loan Documents and the performance (except upon the occurrence of an Event of Default) of the obligations of the Borrower thereunder do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law which contravention or conflict would have a Material Adverse Effect, (c) contravene or conflict with any indenture, instrument or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument or other agreement, other than the Loan Documents.

     4.3  Valid and Binding Obligations.  All of the Loan Documents, when duly
          -----------------------------
executed and delivered by the Borrower, will be the legal, valid and binding obligations of the Borrower, enforceable against the Borrower by the Bank in accordance with their respective terms, except as limited by equitable principles and applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time-to-time affecting the rights of creditors generally.

     4.4  Title to Assets.  The Borrower has defensible title to all of its
          ---------------
Properties, free and clear of all Liens and such defects in title that individually or in the aggregate would cause a Material Adverse Effect except Permitted Liens.

     4.5  Scope and Accuracy of Financial Statements.  The Financial Statements
          ------------------------------------------
of the Borrower, as of June 30, 1996 present fairly the financial position and results of operations of the Borrower as at the relevant point in time or for the period indicated. No event or circumstance has occurred since June 30, 1996 which would cause a Material Adverse Effect.

     4.6  Liabilities, Litigation, and Restrictions.  Other than as disclosed on
          -----------------------------------------
the Financial Statements of the Borrower dated June 30, 1996, the Borrower has no liabilities, direct or contingent, which may materially and adversely affect its business. Except as set forth under the heading "Litigation" on Exhibit D hereto, no Litigation of any nature affecting the Borrower is pending before any Tribunal or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the material business operations of the Borrower other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

     4.7  Authorizations and Consents.  Except as expressly contemplated by this
          ---------------------------
Agreement, no authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any Governmental Authority, Tribunal or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents, or any instrument contemplated hereby or thereby, the repayment by the Borrower of the Note and the interest and fees provided in the Note and this Agreement, or the performance (except in the Event of Default) by the Borrower of the Obligations.

     4.8  Compliance with Laws.  To the best of the Borrower's knowledge, the
          --------------------
Borrower and its Property are in compliance in all material respects with all applicable Requirements of Law, including, without limitation, Environmental Laws, and ERISA, except such noncompliance that would not have a Material Adverse Effect.

     4.9  Proper Filing of Tax Returns and Payment of Taxes Due.  The Borrower
          -----------------------------------------------------
has duly and properly filed its United States income tax return and all other tax returns which are required to be filed by the Borrower and has paid all taxes due except such as are being Contested in Good Faith and as to which adequate provisions and disclosures have been made. The charges and reserves of the Borrower with respect to taxes and other governmental charges are adequate, and the Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with taxes, assessments, or charges not provided for on its books.

     4.10  ERISA.  To the extent applicable, the Borrower is in compliance in
           -----
all material respects with all applicable provisions of ERISA. No Reportable Event, which could reasonably be expected to have a Material Adverse Effect, has occurred with respect to any Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. To the best knowledge of the Borrower, (a) no Reportable Event has occurred with respect to any Multiemployer Plan, which could reasonably be expected to have a Material Adverse Effect, and
(b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed, to any material extent, the value of the assets of such Plan allocable to such vested benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is, to any material extent, any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan, which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the best knowledge of the Borrower, no such Insolvency or Reorganization is reasonably likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of the Borrower and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) will, in the aggregate, have a Material Adverse Effect.

     4.11  Environmental Laws.  To the best knowledge and belief of the
           ------------------
Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit D under the heading "Environmental Matters" or "Litigation";

          (a) no Property of the Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

          (b) no Hazardous Substances have been generated, transported and/or disposed of by the Borrower at a site which was, at the time of such generation, transportation and/or disposal, or has since become, a Superfund Site;

          (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or from, affecting or related to any Property of the Borrower or adjacent to any Property of the Borrower has occurred; and

          (d) no Environmental Complaint has been received by the Borrower.

     4.12  Investment Company Act Compliance.  The Borrower is not, directly or
           ---------------------------------
indirectly, controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, which control or action could reasonably be expected to have a Material Adverse Effect.

     4.13  Public Utility Holding Company Act Compliance.  The Borrower is not a
           ---------------------------------------------
"holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, which, as a result thereof, could reasonably be expected to have a Material Adverse Effect.

     4.14  No Material Misstatements.  To the Borrower's knowledge, no
           -------------------------
information, exhibit, statement or report furnished to the Bank by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

     4.15  Casualties or Taking of Property.  Since June 30, 1996, neither the
           --------------------------------
business nor any Property of the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God, which, as a result thereof, could reasonably be expected to have a Material Adverse Effect.

     4.16  Locations of Business, Offices, and Property.  The principal place of
           --------------------------------------------
business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section 9.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Bank.

     4.17  Subsidiaries.  The Borrower has several Subsidiaries as described on
           ------------
Exhibit G attached hereto.


                                 ARTICLE V
                                 ---------

5    AFFIRMATIVE COVENANTS
     ---------------------

     Unless agreed in writing by the Bank to the contrary, so long as any Obligation remains outstanding or unpaid or any Commitment exists the Borrower shall:

     5.1  Maintenance and Access to Records.  Maintain records adequate to
          ---------------------------------
determine its true and complete financial condition at any time. Within five (5) Business Days after Borrower receives a written request from the Bank to inspect records, specifying the nature of the records and the purpose of the desired inspection, Borrower shall make the appropriate records available for the Bank's review at Borrower's offices during Burrower's customary business hours. The Borrower shall honor the Bank's reasonable request to make copies of such records and remove them from Borrower's offices unless the Borrower deems those records to be proprietary or privileged information.

     5.2  Annual Financial Statements.  Deliver to the Bank, (a) on or before
          ---------------------------
the 90th day after the close of each of its fiscal years, a copy of its annual audited Financial Statements and 10-K statement, and (b) concurrent with (a) above, a Compliance Certificate executed by Borrower's Responsible Officer stating that such Officer, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, each financial covenant set forth in Section 6 herein.

     5.3  Quarterly Financial Statement.  Deliver to the Bank on or before the
          -----------------------------
45th day after the close of each quarter other than the final quarter of the fiscal year, (a) quarterly unaudited Financial Statements and 10-Q statements, and (b) concurrent with (a) above, a Compliance Certificate executed by Borrower's Responsible Officer after due diligence and to the best of such officer's knowledge that no default as set forth in Section 8 herein has occurred and is continuing or whether there exists any event which might, with the passage of time or otherwise, might become an Event of Default. If such an Event of Default exists, the certificate must specify the steps being taken to rectify the situation.

     5.4  Annual Budget.  Deliver to Bank on or before December 31 of each year
          -------------
an annual budget for the upcoming year.

     5.5  Notices of Certain Events.  Deliver to the Bank, immediately upon a
          -------------------------
Responsible Officer's having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:

          (a)  any Default or Event of Default;

          (b) any default or event of default under any material contractual obligation of the Borrower, or any material new Litigation, affecting the Borrower before any Governmental Authority or Tribunal;

          (c) any new Litigation involving the Borrower as a defendant or in which any Property of the Borrower is subject to a claim (i) in which the amount involved is $250,000.00 or more and which is not covered by insurance, and (ii) in which injunctive or similar relief is sought which affects a Property having a fair market value (net to the Borrower's interest therein) of more than $250,000.00 or could reasonably be expected to result in an expenditure by the Borrower of more than $250,000;

          (d) any Reportable Event or imminently expected Reportable Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by the PBGC, the Borrower or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto, which could reasonably be expected to have a Material Adverse Effect;

          (e) the receipt by the Borrower of any Environmental Complaint or any formal request from any Governmental Authority or other Person for information (other than requirements for compliance reports) regarding any Release of Hazardous Substances by the Borrower from, affecting or related to any Property of the Borrower or adjacent to any Property of the Borrower which Environmental Complaint or request could reasonably be expected to have a Material Adverse Effect;

          (f) any actual, proposed or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of the Borrower following any allegation of a violation of any Environmental Law which testing or investigation could reasonably be expected to have a Material Adverse Effect;

          (g) any Release of Hazardous Substances by the Borrower from, affecting or related to any Property of the Borrower or adjacent to any Property of the Borrower except in accordance with applicable Environmental Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension or forfeiture of or failure to renew, any permit, license, registration, approval or authorization, which Release, violation, revocation, suspension, forfeiture or failure could reasonably be expected to have a Material Adverse Effect; and

          (h) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

     5.6  Additional Information.  Furnish to the Bank, promptly upon the
          ----------------------
reasonable request of the Bank, such additional financial or other information concerning the assets, liabilities, operations and transactions of the Borrower as the Bank may from time to time reasonably request.

     5.7  Compliance with Laws.  In all reasonable and in all material respects,
          --------------------
comply with all applicable Requirements of Law, including, without limitation,
(a) the Natural Gas Policy Act of 1978, as amended, (b) the minimum funding requirements of ERISA so as not to give rise to any material liability or Reportable Event thereunder, (c) Environmental Laws (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance or conduct of the operations of the Borrower, including, without limitation, all permits, licenses, registrations, approvals and authorizations, or (iii) applicable to the use, generation, handling, storage, treatment, transport or disposal of any Hazardous Substances, the resulting non-compliance of which could have a Material Adverse Effect; and cause all operators, employees, crew members, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply. Notwithstanding the reasonable efforts of the Borrower to comply with its obligations under this Section 5.7, should any non-compliance with any Requirement of Law cause a Material Adverse Effect, the Bank shall be notified of such event pursuant to Section 5.5 and the Bank shall be entitled to exercise its rights and remedies pursuant to Subsection 8.1 and
Section 8.2.

     5.8  Payment of Assessments and Charges.  Pay all taxes, assessments,
          ----------------------------------
governmental charges, rent and other Indebtedness which, if unpaid, might become a Lien, other than a Permitted Lien, against the Property of the Borrower, except any of the foregoing being Contested in Good Faith.

     5.9  Maintenance of Corporate Existence and Good Standing.  Maintain its
          ----------------------------------------------------
corporate existence or qualification and good standing in all states in which it is doing business, except where failure to so preserve will not have a Material Adverse Effect.

     5.10  Further Assurances.  Promptly cure any defects in the execution and
           ------------------
delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge and deliver such other assurances and instruments as shall, in the good faith and reasonable opinion of the Bank, be necessary to fulfill the terms of the Loan Documents.

     5.11  Initial Fees and Expenses of Bank and/or Legal Counsel to Bank.
           --------------------------------------------------------------
Promptly reimburse the Bank for all reasonable and customary out-of-pocket expenses of the Bank (including the Bank's attorney's fees) in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein and the consummation of the transactions contemplated in this Agreement.

     5.12  Subsequent Fees and Expenses.  The Borrower shall promptly reimburse
           ----------------------------
the Bank (after the Borrower's receipt of the Bank's request for reimbursement) for all amounts reasonably expended, advanced or incurred by the Bank, together with interest thereon as provided in this Subsection 5.12 (i) to satisfy any of the Obligations which have not been satisfied by Borrower pursuant to the terms of this Agreement, or (ii) to protect or enforce the Bank's rights under any of the Loan Documents; provided, however, if an uncured Event of Default does not exist, the Bank must obtain the Borrower's contemporaneous written consent prior to making any such expenditure or advance, or incurring such reimbursable amount. The amount so reimbursable pursuant to this Subsection 5.12 shall bear interest at the per annum interest rate equal to Base Rate, calculated on a basis of a calendar year of 360 days, but counting the actual number of days elapsed, on each such amount from the date notification that the same was expended, advanced or incurred by the Bank until the date that it is repaid to the Bank, with the obligations under this Subsection 5.12 surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian or liquidator of the Borrower appointed in any such case.

     5.13  Maintenance and Inspection of Tangible Properties.  Maintain all of
           -------------------------------------------------
its material tangible Properties in good repair and condition, ordinary wear and tear and sales in the ordinary course of business excepted; make all necessary replacements thereof and operate, if operated by the Borrower, such Properties in a good and workmanlike manner; and permit any authorized representative or representatives of the Bank to reasonably visit and inspect any tangible Property of the Borrower.

     5.14  Maintenance of Insurance and Evidence Thereof.  Continue to maintain
           ---------------------------------------------
or continue to be maintained, insurance with respect to its Properties and businesses against such liabilities, casualties, risks and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Bank, and, on the Closing Date or upon any renewal of any such insurance and at other times upon the reasonable request by the Bank, furnish to the Bank evidence, satisfactory in the good faith judgment of the Bank of the maintenance of such insurance.

     5.15  Payment of Note and Performance of Obligations.  Pay the Note
           ----------------------------------------------
according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act as required in the Loan Documents and discharge all other Obligations.

     5.16  Primary Depository.  Maintain all operating and depository accounts
           ------------------
with Bank. Bank shall provide depository services at competitive market prices.


                                  ARTICLE VI
                                  ----------

6  FINANCIAL COVENANTS.
   --------------------

          Unless agreed in writing by the Bank to the contrary, so long as any Obligation remains outstanding or unpaid or any Commitment exists the Borrower shall:

     6.1  Tangible Net Worth.  Maintain at the end of each calendar quarter
          ------------------
Tangible Net Worth of no less than $55,000,000.00 as determined by Borrower's Financial Statements. Beginning quarter ending September 30, 1996, the minimum Tangible Net Worth shall increase each quarter thereafter by the sum of net income after taxes less dividends and less treasury stock purchases.

     6.2  Debt Service Coverage Ratio.  Maintain at the end of each calendar
          ---------------------------
quarter a Debt Service Coverage Ratio of, at least, 1.50 to 1.00.

     6.3  Liabilities to Net Worth.  Maintain a maximum ratio of total
          ------------------------
liabilities to Tangible Net Worth of 1.25 to 1.00 for the first three quarters of each calendar year throughout the term hereof and no more than 1.50 to 1.00 for the fourth calendar quarter of each year throughout the term hereof.

     6.4  Inventory Turnover Ratio.  Maintain as of December 31st of each year
          ------------------------
throughout the term hereof, an Inventory Turnover Ratio of, at least, 1.25 to
1.00. Should the Inventory Turnover Ratio be, at any point in time, below this level, Borrower shall have six months to cure this breach.



                                  ARTICLE VII
                                  -----------

7  NEGATIVE COVENANTS
   ------------------

          Unless agreed in writing by the Bank to the contrary, which agreement will not be unreasonably withheld, so long as any Obligation remains outstanding or unpaid or any Commitment exists the Borrower shall not:

     7.1  Indebtedness.  Create, incur, assume or suffer to exist any
          ------------
Indebtedness or Contingent Obligation, other than as represented on the June 30, 1996 Financial Statements whether by way of loan or otherwise which exceeds, in the aggregate the sum of $1,000,000.00; provided however, the foregoing
                                        ----------------
restriction shall not apply to (a) the Obligations, (b) debts or obligations in existence and effective as of the date hereof and as disclosed in the financial statements previously provided to the Bank and any and all extensions or renewals thereof; (c) those certain $30,000,000.00 7.68% Series A Senior Notes due September 15, 2006; and (d) amounts payable and accrued liabilities arising in the ordinary course of Borrower's business.

     7.2  Negative Pledge.  Create, incur, assume, permit or suffer to exist any
          ---------------
Lien on any of its Property or assets, whether now owned or hereafter acquired except for Permitted Liens.

     7.3  Sales of Assets.  Sell, transfer or otherwise dispose of in any one
          ---------------
fiscal year, in one or any series of transactions, any of its Property, whether now owned or hereafter acquired, or enter into any agreement to do so without the Bank's prior written consent, which such consent shall not be unreasonably withheld or unless it should otherwise not have a Material Adverse Effect. This restriction shall not apply to any sales of property wherein the proceeds resulting from said sale are reinvested in productive assets.

     7.4  Cancellation of Insurance.  Allow any insurance policy required to be
          -------------------------
carried hereunder to be terminated or lapse or expire without provision for adequate renewal or comparable substitution.

     7.5  Changes in Corporate Structure.  Enter into any transaction of
          ------------------------------
consolidation, merger or amalgamation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution) without the prior written consent of Bank which consent will not unreasonably be withheld; provided, however, that the foregoing restrictions shall not apply to the merger or consolidation of the Borrower with another person, if (i) the Borrower is the corporation that results from such merger, amalgamation or consolidation (the "surviving corporation") and a majority of the Persons serving on the Board of Directors of the Surviving Corporation formerly served on Borrower's Board of Directors, (ii) immediately after the consummation of the proposed merger or consolidation, and after giving effect thereto, the Surviving Corporation will be able to satisfy the financial covenants provided at Sections 6.1 and 6.2 of this Agreement,
(iii) the Surviving Corporation's Property is not subject to any Lien not permitted to be incurred by the Borrower pursuant to this Agreement and (iv) immediately after the consummation of the proposed merger or consolidation, and after giving effect thereto, no Default or Event of Default would exist.

     7.6  Transactions with Affiliates.  Directly or indirectly, enter into any
          ----------------------------
sale, lease or exchange of Property or any contract for the rendering of goods or services for amounts in excess of $100,000 with any Affiliate or any of them, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate if such transaction would have a Material Adverse Effect.

     7.7  Organization or Acquisition of Subsidiaries.  Organize or acquire any
          -------------------------------------------
Subsidiary in addition to those existing as of the Closing Date, if any such organization or acquisition would have a Material Adverse Effect without Bank's prior written consent provided; however, the foregoing restriction shall not apply to acquisitions of companies in comparable business lines, if the purchase price is less than 10% of Borrower's net worth as of the date of the acquisition.

     7.8  Line of Business.  Change its existing primary line of business or
          ----------------
enter into any new line of business without the consent of Bank, which such consent shall not be unreasonably withheld.

     7.9  Executive Management.  Change or alter its current executive
          --------------------
management without the prior written consent of Bank, which such consent shall not be unreasonably withheld.

   7.10  Repurchase of Treasury Stock.  Repurchase in excess of $5,000,000.00
         ----------------------------
worth of Treasury stock without the prior written consent of Bank.



                                  ARTICLE VIII
                                  ------------


8  EVENTS OF DEFAULT
   -----------------

   8.1  Enumeration of Events of Default.  Any of the following events shall
        --------------------------------
constitute an Event of Default as that term is used herein:

        (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Note or any Commitment Fee;

        (b) an Event of Default as defined in any Loan Document shall have occurred;

        (c) default shall be made by the Borrower in the due observance or performance of any of its obligations, covenants or agreements contained in any of the Loan Documents and such default could be expected to have a Material Adverse Effect;

        (d) any representation or warranty made by the Borrower in any of the Loan Documents, including, without limitation, in a Request for Advance, proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate or data furnished or made to the Bank in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified and such misrepresentation or breach of warranty could reasonably be expected to have a Material Adverse Effect;

        (e) default shall be made by the Borrower (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, lease or other evidence of indebtedness or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument for borrowed money executed in connection with any of the foregoing including, but not limited to, those certain 7.68% Series A Senior Notes due September 15, 2006, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto and such default is not being contested in good faith by the Borrower;

         (f) the Borrower shall be unable to satisfy any condition or cure any circumstance specified in Section 3.2, unless the failure to so satisfy would not have a Material Adverse Effect, the satisfaction or curing of which is precedent to the right of the Borrower to receive an Advance hereunder, and such inability shall continue for a period in excess of 30 days;

        (g) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding concerning Borrower, or (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

          (h) an order, judgment or decree shall be entered against the Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets and such order, judgment or decree shall not be dismissed or stayed within 30 days after the issuance and entry thereof;

          (i) the levy against any portion of the Property (valued in excess of $1,000,000.00) of the Borrower, or any execution, garnishment, attachment, sequestration or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy and which could reasonably be expected to have a Material Adverse Effect;

          (j) a final and non-appealable order, judgment or decree shall be entered against the Borrower for money damages and/or Indebtedness due in an amount in excess of $1,000,000.00 and such order, judgment or decree shall not be dismissed or the execution thereof stayed within 30 days;

          (k) a Material Effect occurs as a result of any of the following: (i) any Person shall engage in any Prohibited Transaction involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; (iv) the Borrower or any Commonly Controlled Entity shall incur, or in the reasonable opinion of the Bank, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and (v) or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this Section 8.01(k) could subject the Borrower or any Commonly Controlled Entity to any tax (other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would have a Material Adverse Effect and any such circumstance shall exist for in excess of 30 days;

          (l) the Borrower shall have failed to cure within 180 days its failure to comply with the Inventory Turnover Ratio described in Section 6.4 herein.

          (m) the occurrence of a Change of Control.

          (n) the dissolution or the permanent loss of legal existence of any Guarantor.

     8.2  Remedies.
          --------

          (a) Upon the occurrence of an Event of Default specified in Subsections 8.1(g),

(h), or (n) immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower, and (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Bank in writing, and in such event, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits of the Borrower (general or special, time or demand, provisional or final) held by the Bank, except to the extent any such deposits contain funds of persons other than Borrower, or Borrower's subsidiaries and any and all other indebtedness at any time owing by the Bank to or for the credit or account of the Borrower against any and all of the Obligations.

          (b) Upon the occurrence of any Event of Default specified in Section 8.1(a), Borrower shall have five (5) days after receiving written notification of the Event of Default to cure such Default but, during such cure period, the Bank will not, as a result of such Default, accelerate the Note or exercise any of its rights pursuant to the Loan Documents, and notwithstanding subsection 8.1, such Default will not constitute an "Event of Default", unless such Default is not remedied to the reasonable satisfaction of Bank within five days after Borrower's receipt of such written notification. In the event Borrower shall fail to effectuate such a cure Bank may declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower, and the Commitment shall immediately cease and terminate unless and until reinstated by the Bank in writing, and in such event, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits containing funds of the Borrower (general or special, time or demand, provisional or final) held by the Bank, and any and all other indebtedness at any time owing by the Bank to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (c) Upon the occurrence of any Event of Default other than those specified in Subsections 8.1(a), (g), (h), or (n) Borrower shall have thirty
(30) days after receiving written notification of the Event of Default to cure such Default but, during such cure period, the Bank will not, as a result of such Default, accelerate the Note or exercise any of its rights pursuant to the Loan Documents, and notwithstanding subsection 8.1, such Default will not constitute an "Event of Default", unless such Default is not remedied to the reasonable satisfaction of Bank within 30 days after Borrower's receipt of such written notification. In the event Borrower shall fail to effectuate such a cure Bank may declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower, and the Commitment shall immediately cease and terminate unless and until reinstated by the Bank in writing, and in such event, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits containing funds of the Borrower (general or special, time or demand, provisional or final) held by the Bank, and any and all other indebtedness at any time owing by the Bank to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (d) Subject to the provisions of this Agreement, upon the occurrence of any Event of Default the Bank may, in addition to the foregoing, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.



                                  ARTICLE IX
                                  ----------

9  MISCELLANEOUS
   -------------

     9.1  Transfers and Participations.  The Bank may, at any time, sell,
          ----------------------------
transfer, assign or grant participations in the Obligations or any portion thereof; and the Bank may forward to each Transferee and each prospective Transferee all documents and information relating to such obligations, whether furnished by the Borrower or otherwise obtained, as the Bank determines necessary or desirable. The Bank agrees that each such Transferee shall assume all of the obligations of the Bank pursuant to the Loan Documents. All participating banks must act in unison with the Bank as the lead and agent for all participants. The Borrower will make all reports, elections, notices, payments and fulfill all requirements of this agreement only to the Bank. The Bank agrees not to transfer 100% participation for two years from the effective date of this Agreement without the approval of Borrower.

     9.2  Survival of Representations. Warranties and Covenants.  All
          ---------------------------
representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

     9.3  Notices and Other Communications.  Except as to verbal notices
          --------------------------------
expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests and communications hereunder shall be in writing (including by telegraph or telecopy). Unless otherwise expressly provided herein, any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telecopy notice, when receipt thereof is acknowledged orally, addressed as follows:

          (a)  if to the Bank, to:

                         BANK OF OKLAHOMA, N.A.
                         201 Robert S. Kerr Avenue
                         Oklahoma City, Oklahoma 73102
                         Attention: John D. Higginbotham, Vice President

          (b)  if to the Borrower, to:

                         CMI CORPORATION
                         P.O. Box 1985
                         Oklahoma City, Oklahoma 73101-1985
                         Attention: Jim D. Holland, Chief Financial Officer (with a courtesy copy to Joseph P. Hogsett at Hartzog Conger & Cason)

     Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

     9.4  Parties in Interest.  Subject to applicable restrictions contained
          -------------------
herein, all covenants and agreements herein contained by or on behalf of the Borrower or the Bank shall be binding upon and inure to the benefit of the Borrower or the Bank, as the case may be, and their respective legal representatives, successors and assigns.

     9.5  Rights of Third Parties.  All provisions herein are imposed solely and
          -----------------------
exclusively for the benefit of the Bank and the Borrower. No other Person shall have any right, benefit, priority or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Bank at any time if in its sole discretion it deems it advisable to do so.

     9.6  Articles and Sections.  This Agreement, for convenience only, has been
          ---------------------
divided into Articles and Sections and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

     9.7  Number and Gender.  Whenever the context requires, reference herein
          -----------------
made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

     9.8  Renewals and Extensions.  All provisions of this Agreement relating to
          -----------------------
the Note shall apply with equal force and effect to each promissory note hereafter executed or issued which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Note, or any other Loan Document.

     9.9  No Waiver: Rights Cumulative.  No course of dealing on the part of the
          ----------------------------
Bank, its officers or employees, nor any failure or delay by the Bank with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Bank under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. No Advance hereunder shall constitute a waiver of any of the covenants, warranties or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty or condition, no such Advance shall have the effect of precluding the Bank from thereafter declaring such inability to be an Event of Default if same constitutes an Event of Default under the terms of this Agreement as hereinabove provided.

     9.10  Incorporation of Exhibits.  The Exhibits attached to this Agreement
           -------------------------
are incorporated herein and shall be considered a part of this Agreement for all purposes.

     9.11  Survival Upon Unenforceability.  In the event any one or more of the
           ------------------------------
provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

     9.12  Amendments or Modifications.  Neither this Agreement nor any
           ---------------------------
provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both the Bank and the Borrower.

     9.13  Controlling Provision Upon Conflict.  In the event of a conflict
           -----------------------------------
between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

     9.14  Time, Place and Method of Payments.  All payments required pursuant
           ----------------------------------
to this Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds; shall be deemed received by the Bank on the next Business Day following receipt if such receipt is after 2:00 p.m. Central Standard or Daylight Savings Time, as the case may be, on any Business Day; and shall be made at the Principal Office of the Bank. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     9.15  Governing Law.  THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE
           -------------
CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA.

     9.16  Jurisdiction and Venue.  All actions or proceedings with respect to,
           ----------------------
arising directly or indirectly in connection with, out of, related to or from this Agreement or any other loan document will be litigated in courts having situs in Oklahoma City, Oklahoma County, Oklahoma. The Borrower hereby submits to the jurisdiction of any local, state or federal court located in Oklahoma City, Oklahoma County, Oklahoma and hereby waives any rights it may have to transfer or change the jurisdiction or venue of any litigation brought against it by the Bank in accordance with this section.

     9.17  Entire Agreement.  This Agreement constitutes the entire Agreement
           ----------------
among the parties hereto with respect to the parties hereof and shall supersede any prior agreement between the parties hereto, whether written or oral, relating to the subject hereof. Furthermore, in this regard, this written Agreement and the other written loan documents represent, collectively, the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.



BORROWER:               CMI CORPORATION

                              -------------------------------------
                              By:
                                 ----------------------------------
                              Title:
                                    -------------------------------

BANK:                   BANK OF OKLAHOMA, N.A.

                              -------------------------------------
                              By: John D. Higginbotham
                              Title: Vice President

              FIRST AMENDMENT TO CREDIT AGREEMENT BY AND BETWEEN
              BETWEEN CMI CORPORATION AND BANK OF OKLAHOMA, N.A.



     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made this 30th day of December, 1997 ("Effective Date"), by and between CMI CORPORATION, an Oklahoma corporation ("Borrower"), and BANK OF OKLAHOMA, N.A. (the "Bank").


                             W I T N E S S E T H:


     WHEREAS, on September 17, 1996 Borrower and Bank entered into a lending transaction as evidenced by a certain Credit Agreement of even date therewith (the "Original Agreement");

     WHEREAS, pursuant to the Original Agreement, Borrower and Bank agreed to a revolving line of credit in a principal amount not to exceed $25,000,000.00 as evidenced by a certain revolving promissory note (the "Note").

     WHEREAS, Borrower used the funds available under the Note to refinance existing indebtedness with Congress Financial, existing long-term indebtedness with Bank, and to refinance loan balances under Borrower's fleet-financing arrangement.

     WHEREAS, CMI Limited Partnership and CMI Sales Co. agreed to unconditionally guarantee the Obligations of Borrower and the Note in consideration of the loans contemplated by this Agreement.

     WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement; and

     WHEREAS, Borrower and Bank desire to amend the Agreement for the first time in order to, among other things not specifically set forth herein, (i) extend the Maturity to September 17, 2000; (ii) increase the Commitment Amount to $40,000,000.00; and (iii) reduce the non-use fee to 12.5 basis points effective January 1, 1998.

     NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     A.   CHANGES TO THE AGREEMENT

     Borrower and Bank have agreed to modify, supplement and amend certain portions and/or terms of the Agreement in order to effectuate those matters set forth above as follows:

          1. The definition of "Commitment Amount" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended to delete the
                ------------------------
     reference
     therein to "$25,000,000.00" and replace same with "$40,000,000.00".

          2. The definition of "Interest Payment Date" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended to delete the
                ------------------------
     reference to the word "two" from the last line of said definition and section, it being the intent hereof, that Borrower have a one month or three month Interest Period and deleting any ability of Borrower to select a two month Interest Period.

          3. The definition of "Maturity" or "Maturity Date" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended to delete the
                    ------------------------
     reference to "September 17, 1999" and replace same with "September 17, 2000".

          4.  The definition of "Note" at Section 1.2 of the Agreement,

     Additional Defined Terms, is hereby amended to delete the reference therein
     ------------------------
     to "$25,000,000.00" and replace same with "$40,000,000.00".

          5. The Amended and Restated Revolving Promissory Note executed in conjunction with this Amendment ("Amended Note"), a copy of which is appended hereto as Annex 1, shall replace and be substituted for that
                        -------
     certain $25,000,000.00 Revolving Promissory Note dated September 17, 1996 from Borrower in favor of Bank. Further, the form of Note appended hereto as Annex 1 shall replace and be substituted for the form note attached to
        -------
     the Agreement as Exhibit A.  All references in the Agreement to the term
                      ---------
     "Note" shall be deemed to refer to the Amended Note.

          6.  The Notice of Borrowing attached hereto as Annex II, shall replace
                                                         --------
     and be substituted for the form of the Notice of Borrowing attached to the Agreement as Exhibit B referenced in Paragraph (a), Notice of Borrowing, of
                  ---------                              -------------------
     Section 2.3 of the Agreement, Manner of Borrowing.  All references in the
                                   -------------------
     Agreement to the term Exhibit B shall be deemed to refer to the document
                           ---------
     attached hereto as Annex II.
                        --------

          7.  Paragraph (a), Notice of Borrowing, of Section 2.3 of the
                             -------------------
     Agreement, Manner of Borrowing, is hereby amended to insert the following
                -------------------
     sentence immediately following the second sentence of said Paragraph (a) on line 6 thereof:

          The LIBOR rate to be utilized for the Interest Period selected shall be the rate effective as of the date of the Notice of Borrowing as published in the "Money Rates" section of The Wall Street Journal.

          8.  Effective January 1, 1998, Section 2.11 of the Agreement, Non-Use
                                                                        -------
     Fees, is hereby amended to replace the reference to "one quarter of one
     ----
     percent (.25%)" appearing in the second sentence of said section with "twelve and one-half basis points (12.5)".

          B.  REPRESENTATIONS AND WARRANTIES

          Borrowers hereby represent and warrant to Bank that:

          1. Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

          2. Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its corporate powers; (b) are duly authorized by the Borrower's boards of directors;
(c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of Borrower's articles or certificates of incorporation and bylaws, nor of any preferred stock provision, indenture, agreement or undertaking to which Borrower or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of Liens, charges or encumbrances on any of their properties or assets, except those in favor of Bank hereunder.

          3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

          4. All balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by the Borrower to induce Bank to make the loans hereunder due, and as to subsequent financial statements will, fairly represent Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter and, since the date of such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise, of Borrower, nor has Borrower incurred since September 30, 1997, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate.

          5. All of the Borrower's representations and warranties set forth in Sections 4.1 through 4.17 of the Agreement are true and correct on and as of the date hereof with the same effect as though made and repeated by Borrower as of the date hereof.

          C.  CONDITIONS

          Bank's obligations under the Agreement, as hereby amended, to advance any funds under the Note on this date or hereafter are subject to the following conditions:

          1. Bank and Borrower shall have executed and delivered this Amendment.

          2. Borrower shall have executed and delivered to Bank the Amended Note dated of even date herewith and each Guarantor shall have executed the Amended and Restated Guaranty Agreement of even date herewith.

          3. Borrower and each Guarantor, as the case shall be, shall have executed and provided resolutions of Borrower and/or each Guarantor approving the execution, delivery and performance of this Agreement, the Note, the Amended and Restated Guaranty Agreement, the other Loan Documents and the transactions contemplated herein, duly adopted by the respective Board of Directors each of Borrower and each Guarantor and accompanied by a certificate by the Secretary or Assistant Secretary of Borrower and each Guarantor stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

          4. The Borrower's representations and warranties set forth in Section B hereof shall be true and correct on and as of the Effective Date, and the date of any subsequent Advance with the same effect as though such representation and warranty had been on and as of such date.

          5. Borrowers shall have satisfied all conditions set forth in Section 3.1, Section 3.2, Section 3.3 of the Agreement.

          6. As of the Effective Date, and the date of any subsequent Advance no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

          D.  OTHER COVENANTS AND MISCELLANEOUS TERMS

          1. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

          2. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment and the Amended Note.

          3. The Borrower hereby agrees to cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, executed, acknowledged and deliver such other assurances, documents, and instruments as shall, in the good faith and reasonable opinion of Bank, is necessary to fulfill the terms of this amendment.

          4. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Bank and any other holder of the Notes, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower irrevocably agrees that, subject to Bank's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Notes may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower hereby irrevocably waives any objection to such jurisdiction and venue.

          5. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.



                              BORROWER:



                              CMI CORPORATION



                              ---------------------------------------------
                              By: Jim D. Holland
                              Title: Senior Vice President



                              LENDER:



                              BANK OF OKLAHOMA, N.A.



                              ---------------------------------------------
                              By: John D. Higginbotham

                              Title: Vice President

              SECOND AMENDMENT TO CREDIT AGREEMENT BY AND BETWEEN
              BETWEEN CMI CORPORATION AND BANK OF OKLAHOMA, N.A.



     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made this ____ day of October, 1998 ("Effective Date"), by and between CMI CORPORATION, an Oklahoma corporation ("Borrower"), and BANK OF OKLAHOMA, N.A. (the "Bank").


                                 W I T N E S S E T H:


     WHEREAS, on September 17, 1996 Borrower and Bank entered into a lending transaction as evidenced by a certain Credit Agreement of even date therewith (the "Original Agreement");

     WHEREAS, pursuant to the Original Agreement, Borrower and Bank agreed to a revolving line of credit in a principal amount not to exceed $25,000,000.00 as evidenced by a certain revolving promissory note (the "Note");

     WHEREAS, Borrower used the funds available under the Note to refinance existing indebtedness with Congress Financial, existing long-term indebtedness with Bank, and loan balances under Borrower's fleet-financing arrangement;

     WHEREAS, CMI Limited Partnership and CMI Sales Co. agreed to unconditionally guarantee the Obligations of Borrower and the Note in consideration of the loans contemplated by this Agreement;

     WHEREAS, on December 30, 1997, Borrower and Bank amended the Original Agreement for the first time (the "First Amendment") in order to (i) extend the Maturity until September 17, 2000; (ii) increase the Commitment Amount to $40,000,000.00; and (iii) to reduce the non-use fee;

     WHEREAS, pursuant to the Original Agreement as amended by the First Amendment, Borrower amended and restated the Note in order to refinance the outstanding balances due thereon and to increase the availability thereof to $40,000,000.00;

     WHEREAS, on May 13, 1998, the Original Agreement as amended by the First Amendment was further amended (the "Letter Amendment") in order to increase the ratio of Total Liabilities to Tangible Net Worth to 1.75:1.00 (the Original Agreement as amended by the First Amendment and the Letter Amendment is referred to herein as the "Agreement");

     WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement; and

     WHEREAS, Borrower and Bank desire to further amend the Agreement in order to, among other things not specifically set forth herein, (i) increase the Commitment Amount to $60,000,000.00; (ii) alter the non-use fee; (iii) change the financial covenants set forth at Article VI; and (iv) such other changes as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     A.   CHANGES TO THE AGREEMENT

     Borrower and Bank have agreed to modify, supplement and amend certain portions and/or terms of the Agreement in order to effectuate those matters set forth above as follows:

          1. The definition of "Applicable Percentages" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended and restated in its
                ------------------------
     entirety as follows:

               "Applicable Percentage" shall mean for any day, (a) with respect
                ---------------------
          to a LIBOR Loan, the margin of interest over the LIBOR Rate that is applicable when any Applicable Rate based on the LIBOR Rate is determined under this Agreement, and (b) with respect to a Base Rate Loan, the margin of interest under the Base Rate that is applicable when any Applicable Rate based on the Base Rate is determined under this Agreement. The Applicable Percentage is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Cash Flow. On each March 31, May 15, August 15 and November 15 (or if any such day falls on a day other than a Business Day, then on the next succeeding Business Day), the Applicable Percentage shall be adjusted to reflect the Applicable Percentage prescribed below for the ratio of Funded Debt to Cash Flow as demonstrated by the most recently delivered Compliance Certificate:

          Funded Debt to       Applicable Percentage         Applicable
                                                             Percentage
           Cash Flow              For LIBOR Loans            For Base Rate Loans


          Less than or equal             1.25%                    1.25%
          to 2.00

          Greater than 2.01 but less     1.50%                    1.00%
          than or equal to 3.0

          Greater than 3.01 but less     1.75%                     .75%
          than or equal to 4.00

          Greater than 4.01 but less     2.00%                     .50%
          than 5.00

          Greater than or equal to 5.01  2.25%                     .25%

          The Applicable Percentage shall be 2.00 for LIBOR Loans and .50 for Base Rate Loans from the date hereof until May 15, 1999 unless a lesser rate would apply. After each adjustment of the Applicable Percentage in accordance herewith, the new Applicable Percentage shall apply until the next March 31, May 15, August 15 or November 15 or until the Compliance Certificate demonstrates a change in the ratio of Funded Debt to Cash Flow to an amount so that another Applicable Percentage shall be applied. Upon the request of Bank, the Borrower must demonstrate to Bank's reasonable satisfaction the required applicable ratio in order to obtain an adjustment to a lower Applicable Percentage. If the Borrower fails to furnish to the Bank any Compliance Certificate by the date required by this Agreement, then the maximum Applicable Percentage shall apply until the Borrower furnishes the required Compliance Certificate.

          2. The definition of "Commitment Amount" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended to delete the
                ------------------------
     reference therein to "$40,000,000.00" and replace same with "$60,000,000.00".

          3. The definition of "Interest Payment Date" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended and restated in its
                ------------------------
     entirety as follows:

               "Interest Payment Date" shall mean (i) as to any Base Rate Loan or LIBOR Loan, the last day of each month commencing on the first of such days to occur after such Loan is made, and (ii) as to any LIBOR Loan in respect of which Borrower has selected an Interest Period of one, three or six months, the last day of such Interest Period.

          4. The definition of "Interest Period" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended and restated in its
                ------------------------
     entirety as follows:

               "Interest Period" shall mean with respect to any LIBOR Loan
                ---------------
          requested by Borrower:

          (i) initially, the period commencing on the Borrowing Date with respect to such LIBOR Loan and ending one, three or six months thereafter as selected by Borrower in its Notice of Borrowing as provided in Section 2.3 or its irrevocable Rollover Notice as provided in Section 2.6(b); and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, three or six months thereafter, as selected by Borrower in its irrevocable Rollover Notice as provided in Section 2.6(b);

          (A) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day which is not a LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

          (B) if, with respect to any Advance or LIBOR Loan, Borrower shall fail to give due notice as provided in Section 2.3 or 2.6(b), as the case may be, Borrower shall be deemed to have selected the Adjusted Base Rate to be applicable to such Advance or LIBOR Loan and such Loan shall be automatically converted to a Base Rate Loan upon the expiration of the Interest Period with respect thereto;

          (C) any Interest Periods pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

          (D) no Interest Period shall end after the Maturity Date.

          5. The definition of "Maturity" or "Maturity Date" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended to delete the
                    ------------------------
     reference to "September 17, 2000" and replace same with "September 17, 2001".

          6.  The definition of "Note" at Section 1.2 of the Agreement,

     Additional Defined Terms, is hereby amended to delete the reference therein
     ------------------------
     to "$40,000,000.00" and replace same with "$60,000,000.00".

          7. The Amended and Restated Revolving Promissory Note executed in conjunction with this Amendment ("Amended Note"), a copy of which is appended hereto as Annex 1, shall replace and be substituted for that
                        -------
     certain $40,000,000.00 Revolving Promissory Note dated December 30, 1997 from Borrower in favor of Bank. Further, the form of Note appended hereto as Annex 1 shall replace and be substituted for the form note attached to
        -------
     the Agreement as Exhibit A.  All references in the Agreement to the term
                      ---------
     "Note" shall be deemed to refer to the Amended Note.

          8.  Subsection (a), Notice of Borrowing, of Section 2.3 of the
                              -------------------
     Agreement, Manner of Borrowing is hereby amended and restated as follows:
                -------------------

               (a) Notice of Borrowing.  Borrower shall give Bank prior written
                   -------------------
          notice (a "Notice of Borrowing") of each requested Borrowing hereunder
                     -------------------
          in substantially the form of Exhibit B specifying (i) the aggregate
                                       ---------
          amount of such Borrowing, (ii) the requested date of such

          Borrowing, and (iii) the initial Interest Option selected in accordance with Section 2.6 hereof. If Borrower shall specify a LIBOR Rate, such Notice of Borrowing shall also specify the length of the initial Interest Period selected by Borrower for such Borrowing. In the case of a Base Rate Loan or LIBOR Loan, Borrower shall give Bank the Notice of Borrowing on the requested date of the Borrowing prior to 12:00 p.m. Central Standard Time. The LIBOR rate to be utilized for the Interest Period selected shall be the rate quoted in the "Money Rates" section of The Wall Street Journal on the date of the Notice of Borrowing.

          9.   Section 2.11 of the Agreement, Non-Use Fees, is hereby amended
                                              ------------
     and restated in its entirety as follows:

               In addition to interest on the Note as provided herein, in order to compensate Bank for maintaining funds available for Borrower, Borrower shall pay to Bank a "Non-Use Fee" each quarter during the Commitment Period. The Non-Use Fee rate shall be determined based on Borrower's ratio of Funded Debt to Cash Flow as calculated in the quarterly Compliance Certificate provided to the Bank. The rate charged will be .125%, provided Borrower's ratio of Funded Debt to Cash Flow remains less than 5.01. In the event the ratio is equal to or greater than 5.01, the rate charged will be .25%. The rate may change each March 31, May 15, August 15 and November 15 dependent upon the Borrower's ratio of Funded Debt to Cash Flow. Notwithstanding anything contained in this Section 2.1.1 to the contrary, the Non-Use Fee shall remain at .125% until May 15, 1999 at which time it shall be subject to the appropriate Non-Use Fee as determined herein.

          10.  Section 6.1 of the Agreement, Tangible Net Worth, is hereby
                                             ------------------
     amended and restated in its entirety as follows:

               6.1  Tangible Net Worth.  Maintain at the end of each calendar
                    ------------------
          quarter Tangible Net Worth of no less than $62,000,000.00 as determined by Borrower's Financial Statements. Beginning quarter ending September 30, 1998, the minimum Tangible Net Worth shall increase each quarter thereafter by the sum of net income after cash taxes less dividends less treasury stock purchases. This figure shall not be reduced by incurred losses. In the event Borrower completes an acquisition with the use of its stock, Bank reserves the right to negotiate with Borrower an increase to the required Tangible Net Worth.

          11.  Section 6.3 of the Agreement, Liabilities to Net Worth, is hereby
                                             ------------------------
     amended and restated in its entirety as follows:

               6.3  Liabilities to Net Worth.  Maintain a maximum ratio of total
                    ------------------------
          liabilities to Tangible Net Worth of 2.0 to 1.0 for each quarter of the calendar year throughout the term hereof.

          12.  Section 7.7 of the Agreement, Organization or Acquisition of
                                             ------------------------------
     Subsidiaries, is hereby amended and restated in its entirety as follows:
     ------------

               7.7  Organization or Acquisition of Subsidiaries.  Organize or
                    -------------------------------------------
          acquire any Subsidiary in addition to those existing as of the date hereof, if any such organization or acquisition would have a Material Adverse Effect without Bank's prior written consent; provided, however, the foregoing restriction shall not apply to acquisitions of companies in comparable business lines, if the purchase price is less than 10% of Borrower's Tangible Net Worth (as of the date of the acquisition) and Borrower's ratio of total liabilities to Tangible Net Worth is less than 1.75 to 1.00.

          13.  An new Section identified as "Section 7.13" and entitled

     "Dividends and Distributions" shall be added to the Agreement immediately
     -----------------------------
     after current Section 7.12 and shall state as follows:

               7.13  Dividends and Distributions.  Declare, pay or make, whether
                     ---------------------------
          in cash or property, or set aside or apply any money or assets to pay or make, any dividend or distribution during any fiscal year that would exceed, in the aggregate, Borrower's Net Income for the prior twelve month period.

          B.  REPRESENTATIONS AND WARRANTIES

          Borrowers hereby represent and warrant to Bank that:

          1. Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

          2. Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its corporate powers; (b) are duly authorized by the Borrower's boards of directors;
(c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of Borrower's articles or certificates of incorporation and bylaws, nor of any preferred stock provision, indenture, agreement or undertaking to which Borrower or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of Liens, charges or encumbrances on any of their properties or assets, except those in favor of Bank hereunder.

          3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

          4. All balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by the Borrower to induce Bank to make the loans hereunder due, and as to subsequent financial statements will, fairly represent Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter and, since the date of such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise, of Borrower, nor has Borrower incurred since September 30, 1997, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate.

          5. All of the Borrower's representations and warranties set forth in Sections 4.1 through 4.17 of the Agreement are true and correct on and as of the date hereof with the same effect as though made and repeated by Borrower as of the date hereof.

          C.  CONDITIONS

          Bank's obligations under the Agreement, as hereby amended, to advance any funds under the Note on this date or hereafter are subject to the following conditions:

          1. Bank and Borrower shall have executed and delivered this Amendment.

          2. Borrower shall have executed and delivered to Bank the Amended Note dated of even date herewith and each Guarantor shall have executed the Amended and Restated Guaranty Agreement of even date herewith.

          3. Borrower and each Guarantor, as the case shall be, shall have executed and provided resolutions of Borrower and/or each Guarantor approving the execution, delivery and performance of this Agreement, the Note, the Amended and Restated Guaranty Agreement, the other Loan Documents and the transactions contemplated herein, duly adopted by the respective Board of Directors each of Borrower and each Guarantor and accompanied by a certificate by the Secretary or Assistant Secretary of Borrower and each Guarantor stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

          4. The Borrower's representations and warranties set forth in Section B hereof shall be true and correct on and as of the Effective Date, and the date of any subsequent Advance with the same effect as though such representation and warranty had been on and as of such date.

          5.  Borrowers shall have satisfied all conditions set forth in Section
3.2 and Section 3.3 of the Agreement.

          6. As of the Effective Date, and the date of any subsequent Advance no

Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

          D.  OTHER COVENANTS AND MISCELLANEOUS TERMS

          1. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

          2. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment and the Amended Note.

          3. The Borrower hereby agrees to cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, executed, acknowledged and deliver such other assurances, documents, and instruments as shall, in the good faith and reasonable opinion of Bank, is necessary to fulfill the terms of this amendment.

          4. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Bank and any other holder of the Notes, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower irrevocably agrees that, subject to Bank's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Notes may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower hereby irrevocably waives any objection to such jurisdiction and venue.

          5. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.



                              BORROWER:



                              CMI CORPORATION



                              --------------------------------------------------
                              By: Jim D. Holland
                              Title: Senior Vice President



                              LENDER:



                              BANK OF OKLAHOMA, N.A.

                              ------------------------------------------------
                              By: John D. Higginbotham
                              Title: Vice President

              THIRD AMENDMENT TO CREDIT AGREEMENT BY AND BETWEEN
              BETWEEN CMI CORPORATION AND BANK OF OKLAHOMA, N.A.


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made this ___ day of March, 1999 ("Effective Date"), by and between CMI CORPORATION, an Oklahoma corporation ("Borrower"), and BANK OF OKLAHOMA, N.A. (the "Bank").


                                 W I T N E S S E T H:


     WHEREAS, on September 17, 1996 Borrower and Bank entered into a lending transaction as evidenced by a certain Credit Agreement of even date therewith (the "Original Agreement");

     WHEREAS, pursuant to the Original Agreement, Borrower and Bank agreed to a revolving line of credit in a principal amount not to exceed $25,000,000.00 as evidenced by a certain revolving promissory note (the "Note");

     WHEREAS, Borrower used the funds available under the Note to refinance existing indebtedness with Congress Financial, existing long-term indebtedness with Bank, and loan balances under Borrower's fleet-financing arrangement;

     WHEREAS, CMI Limited Partnership and CMI Sales Co. agreed to unconditionally guarantee the Obligations of Borrower and the Note in consideration of the loans contemplated by this Agreement;

     WHEREAS, on December 30, 1997, Borrower and Bank amended the Original Agreement for the first time (the "First Amendment") in order to (i) extend the Maturity until September 17, 2000; (ii) increase the Commitment Amount to $40,000,000.00; and (iii) to reduce the non-use fee;

     WHEREAS, pursuant to the Original Agreement as amended by the First Amendment, Borrower amended and restated the Note in order to refinance the outstanding balances due thereon and to increase the availability thereof to $40,000,000.00;

     WHEREAS, on May 13, 1998, the Original Agreement as amended by the First Amendment was further amended (the "Letter Amendment") in order to increase the ratio of Total Liabilities to Tangible Net Worth to 1.75:1.00;

     WHEREAS, on October 13, 1998, Borrower and Bank amended the Original Agreement as amended by the First Amendment and as further amended by the Letter Amendment for the second time (the "Second Amendment") in order to: (i) increase the Commitment Amount to $60,000,000.00; (ii) alter the non-use fee; (iii) change the financial covenants set forth at Article VI; and (iv) such other changes as set forth herein (the Original Agreement as amended by the

First Amendment, the Letter Amendment and the Second Amendment is referred to herein as the "Agreement").

     WHEREAS, Borrower and Bank desire to further amend the Agreement in order to increase the line by $10,000,000.00 for 120 days to be evidenced by an additional promissory note.

     WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement; and

     NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     A.   CHANGES TO THE AGREEMENT

     Borrower and Bank have agreed to modify, supplement and amend certain portions and/or terms of the Agreement in order to effectuate those matters set forth above as follows:

          1. The definition of "Commitment Amount" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended to temporarily
                ------------------------
     increase the Commitment Amount by $10,000,000.00 until July ___, 1999 at which time the Commitment Amount shall reduce back to $60,000,000.00.

          2. The definition of "Commitment Period" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended and restated in
                ------------------------
     order to accommodate the new note as follows:

               "Commitment Period" shall mean, as for the Revolving Promissory
                -----------------
          Note, that period of time from the Closing Date to, but not including, the Maturity Date. As for the Short Term Revolving Note, the term shall refer to that period of time from March ___, 1999 to, but not including, the Short Term Maturity Date.

          3. The definition of "Note" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended and restated in its entirety in
     ------------------------
     order to include the new note as follows:

               "Notes" shall collectively mean (i) the Revolving Promissory Note, in the form attached hereto as Exhibit A-1 and (ii) the Short Term Revolving Note, in the form attached hereto as Exhibit A-2. .

          4.  Section 1.2 of the Agreement, Additional Defined Terms, is hereby
                                            ------------------------
     amended to include a new and additional definition for the term "Revolving Promissory Note". The "Revolving Promissory Note" is the note evidencing the original obligation described in the Agreement and is defined as follows and placed in the Agreement in its designated alphabetical location:

               "Revolving Promissory Note" shall mean the revolving promissory
               ---------------------------
          note dated as of October 13, 1998 in the amount of $60,000,000.00, a copy of which is attached hereto as Exhibit A-1, together with any and all renewals, extensions for any period, increases and rearrangements thereof.

          5.  Section 1.2 of the Agreement, Additional Defined Terms, is hereby
                                            ------------------------
     amended to include a new and additional definition for the term "Short Term Revolving Note" which such note represents the new obligation and which shall be defined as follows and placed in the Agreement in its designated alphabetical location:

               "Short Term Revolving Note" shall mean the short term revolving
               ---------------------------
          promissory note dated as of March ___, 1999 in the amount of $10,000,000.00 attached hereto as Exhibit A-2, together with any and all renewals, extensions for any period, increases and rearrangements thereof.

          6.  The last sentence of Section 2.1 of the Agreement, Revolving Line
                                                                 --------------
     of Credit, is hereby amended and restated in its entirety as follows:
     ---------

          The Advances shall be made and written evidence thereof maintained at the Principal Office and shall be evidenced by the Revolving Promissory Note and the Short Term Revolving Note.

          7.  Section 2.4 of the Agreement, Revolving Promissory Note, shall be
                                            -------------------------
     retitled and amended and restated in order to include the Short Term Revolving Promissory Note as follows:

               2.4  Notes.  Advances made under Section 2.1 hereof shall be
                    -----
          evidenced by the Revolving Promissory Note, which such Revolving Promissory Note shall be (i) dated October 13, 1998, (ii) be payable to the order of Bank, (iii) bear interest in accordance with Section
          2.5 hereof, and (iv) be in the form of Exhibit A-1 attached hereto with the blanks appropriately completed in conformity herewith. The Revolving Promissory Note shall also support the amount of each Letter of Credit issued pursuant herein. Upon the funding of any Letter of Credit by the Bank, Borrowers shall provide Bank with a Notice of Borrowing in such an amount as is necessary to pay off the funded Letter of Credit. Such Notice of Borrowing shall be given to Bank at most one (1) Business Day after Borrower is notified of the funding upon the Letter of Credit. If the required Notice of Borrowing shall not have been timely received by Bank, Borrowers shall be deemed to have selected the rate set forth in Section 2.5(a) to be applicable to such portion of the Loan necessary to pay off the Letter of Credit and to have given Bank notice of such selection. Notwithstanding the principal amount of the Revolving Promissory Note as stated on the face thereof, the amount of principal actually owing on such Revolving Promissory Note at any given time shall be the aggregate of all Advances theretofore made to Borrower thereunder, less all payments of principal theretofore actually received thereunder by Bank. Bank is authorized, but is not required, to endorse on the schedule attached to the Revolving Promissory Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Borrower thereunder.

               Advances made under Section 2.1 hereof may also be evidenced by the Short Term Revolving Note, which such Short Term Revolving Note shall (i) be dated March 5, 1999, (ii) be payable to the order of Bank, (iii) bear interest in accordance with Section 2.5 hereof, and
          (iv) be in the form of Exhibit A-2 attached hereto with the blanks appropriately completed in conformity herewith. Notwithstanding the principal amount of the Short Term Revolving Note as stated on the face thereof, the amount of principal actually owing on such Short Term Revolving Note at any given time shall be the aggregate of all Advances theretofore made to Borrower thereunder, less all payments of principal theretofore actually received thereunder by Bank. Bank is authorized, but is not required, to endorse on the schedule attached to the Short Term Revolving Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Borrower thereunder. No Advance shall be made on the Short Term Revolving Note until such time as there is no availability remaining under the Revolving Promissory Note.

          8.  Section 2.7 of the Agreement, Use of Proceeds, shall be amended
                                            ---------------
     and restated in order to include the Short Term Revolving Note as follows:

               2.7   Use of Proceeds.  Proceeds of Advances and/or Letters of
                     ---------------
          Credit under the Revolving Promissory Note shall be used by the Borrower solely to meet seasonal working capital needs. Proceeds of Advances under the Short Term Revolving Note shall be used by the Borrower solely to meet seasonal working capital requirements.

          9.  Section 2.8 of the Agreement, Repayment of Advances and Interest
                                            ----------------------------------
     Thereon, shall be amended and restated in order to include the Short Term
     -------
     Revolving Note as follows:

               2.8  Repayment of Advances and Interest Thereon.
                    ------------------------------------------

                    (a)   Revolving Promissory Note.  During the Commitment
                          -------------------------
          Period, accrued and unpaid interest on the Revolving Promissory Note shall be due and payable monthly in arrears commencing on the first day of November, 1996, and continuing on the first day of each month thereafter while any Loan Balance remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid. The principal amount of the Note together with any accrued but unpaid interest shall be due and payable in full on the Maturity Date, if there has not been an Event of Default which has resulted in all Obligations becoming immediately due and payable in accordance with Section 8.2 of this Agreement or before the Maturity Date if there has been an Event of Default which has resulted in all Obligations becoming immediately due and payable in accordance with
          Section 8.2 of this Agreement.

                    (b) Short Term Revolving Note.  During the Commitment
                        -------------------------
          Period, accrued and unpaid interest on the Short Term Revolving Note shall be due and payable monthly in arrears commencing on the last day of March, 1999, and continuing on the last day of each month thereafter while any Loan Balance remains outstanding on the Short Term Revolving Note, the payment in each instance to be the amount of interest which has accrued and remains unpaid. The principal amount of the Short Term Revolving Note together with any accrued but unpaid interest shall be due and payable in full on the Short Term Maturity Date, if there has not been an Event of Default which has resulted in all Obligations becoming immediately due and payable in accordance with Section 8.2 of this Agreement or before the Maturity Date if there has been an Event of Default which has resulted in all Obligations becoming immediately due and payable in accordance with
          Section 8.2 of this Agreement.

          10.  Section 8.1 of the Agreement, Enumeration of Events of Default
                                             --------------------------------
     shall be amended at subsection (a) in order to restate such subsection in order to specifically include the Short Term Revolving Note as follows:

               (a) default and/or nonpayment when due of any payment of principal or interest under this Agreement, the Revolving Promissory Note, the Short Term Revolving Note or any Commitment Fee.

          11. All references in the Agreement to the term "Note" shall be hereinafter deemed to include both the Revolving Promissory Note and the Short Term Revolving Note until such time as the Short Term Revolving Note is paid in full at which time the term "Note" shall only refer to the Revolving Promissory Note.

          12. The document attached to the Agreement as Exhibit A shall hereinafter be designated as Exhibit A-1.

          13. All fees applicable to the Revolving Promissory Note shall equally apply to the Short Term Revolving Promissory Note including, but not limited to, Non-Use Fees.

          B.  REPRESENTATIONS AND WARRANTIES

          Borrowers hereby represent and warrant to Bank that:

          1. Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

          2. Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its corporate powers; (b) are duly authorized by the Borrower's boards of directors;
(c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of Borrower's articles or certificates of incorporation and bylaws, nor of any preferred stock provision, indenture, agreement or undertaking to which Borrower or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of Liens, charges or encumbrances on any of their properties or assets, except those in favor of Bank hereunder.

          3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

          4. All balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by the Borrower to induce Bank to make the loans hereunder due, and as to subsequent financial statements will, fairly represent Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter and, since the date of such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise, of Borrower, nor has Borrower incurred since September 30, 1997, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate.

          5. All of the Borrower's representations and warranties set forth in Sections 4.1 through 4.17 of the Agreement are true and correct on and as of the date hereof with the same effect as though made and repeated by Borrower as of the date hereof.

          C.  CONDITIONS

          Bank's obligations under the Agreement, as hereby amended, to advance any funds under the Note on this date or hereafter are subject to the following conditions:

          1. Bank and Borrower shall have executed and delivered this Amendment.

          2. Borrower shall have executed and delivered to Bank the Short Term Revolving Note dated of even date herewith and each Guarantor shall have executed a Third Amended and Restated Guaranty Agreement of even date herewith.

          3. Borrower and each Guarantor, as the case shall be, shall have executed and provided resolutions of Borrower and/or each Guarantor approving the execution, delivery and performance of this Agreement, the Short Term Revolving Note, the Amended and Restated Guaranty Agreement, the other Loan Documents and the transactions contemplated herein, duly adopted by the respective Board of Directors each of Borrower and each Guarantor and accompanied by a certificate by the Secretary or Assistant Secretary of Borrower and each Guarantor stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

          4. The Borrower's representations and warranties set forth in Section B hereof shall be true and correct on and as of the Effective Date, and the date of any subsequent Advance with the same effect as though such representation and warranty had been on and as of such date.

          5.  Borrowers shall have satisfied all conditions set forth in Section
3.2 and Section 3.3 of the Agreement.

          6. As of the Effective Date, and the date of any subsequent Advance no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

          D.  OTHER COVENANTS AND MISCELLANEOUS TERMS

          1. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

          2. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment and the Amended Note.

          3. The Borrower hereby agrees to cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, executed, acknowledged and deliver such other assurances, documents, and instruments as shall, in the good faith and reasonable opinion of Bank, is necessary to fulfill the terms of this amendment.

          4. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Bank and any other holder of the Notes, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower irrevocably agrees that, subject to Bank's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Notes may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower hereby irrevocably waives any objection to such jurisdiction and venue.

          5. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.



                              BORROWER:



                              CMI CORPORATION,
                              an Oklahoma corporation


                              ______________________________________
                              By: Jim D. Holland
                              Title: Senior Vice President

                    [signatures continued on following page]



                              LENDER:



                              BANK OF OKLAHOMA, N.A.



                              ______________________________________
                              By: John D. Higginbotham
                              Title: Vice President